SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Loews Corporation
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667 Madison Avenue
New York, New York 10065-8087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 8, 2012

The Annual Meeting of Shareholders of Loews Corporation will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on Tuesday, May 8, 2012, at 11:00 A.M. New York City time, for the following purposes:

•	To elect thirteen directors;

•      To approve, on an advisory basis, the company’s executive compensation;

•	To consider and act upon a proposal to approve the amended and restated Loews Corporation Stock Option Plan;

•	To consider and act upon a proposal to approve the Loews Corporation Incentive Compensation Plan for Executive Officers;

•	To ratify the appointment of our independent auditors for 2012; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 14, 2012 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated:	March 26, 2012

PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

LOEWS
CORPORATION

PROXY STATEMENT

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Shareholders, which will be held on May 8, 2012. Our mailing address is 667 Madison Avenue, New York, New York 10065-8087. Please note that throughout this Proxy Statement we refer to Loews Corporation as “we,” “us,” “our,” “Loews” or the “Company.”

Voting

As of March 14, 2012, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 396,821,626 shares of our Common Stock outstanding. Each outstanding share of our Common Stock is entitled to one vote on all matters that may come before the meeting. All proxies properly voted in accordance with the instructions set forth below prior to the meeting will be voted at the meeting. You may revoke your proxy at any time before it is exercised by giving notice in writing to our Corporate Secretary, by granting a proxy bearing a later date or by voting in person at the meeting. Shares with respect to which a broker indicates that it does not have authority to vote on a matter will be considered “broker non-votes” and will not be counted as voting on such matter.

Majority Vote Standard for Election of Directors.  Our by-laws provide that a nominee for director in an uncontested election such as this one will be elected to the Board if all votes cast for that nominee’s election exceed the votes cast against his or her election. Shares that are voted to abstain with respect to any one or more nominees and broker non-votes will not be counted and will have no effect on the outcome of the voting for directors. In the event that an incumbent nominee does not receive a majority of the votes cast, the Board will require that director to tender his or her resignation and will establish a committee to consider whether to accept or reject that resignation. The Board will act on the committee’s recommendation and publicly disclose its decision.

Votes Required to Adopt Other Proposals.  The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve each of the other proposals to be voted on at the meeting. Shares that are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the voting.

Voting by Proxy.  We expect to begin mailing to our shareholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials (a “Notice”) containing instructions describing how to access our proxy materials, including this Proxy Statement and our Annual Report, and vote shares by the Internet or by telephone, on or about March 26, 2012. If you receive a Notice by mail you will not receive a printed copy of the proxy materials unless you specifically request it. Whether or not you plan to attend the meeting, you may submit a proxy to vote your shares by the Internet, telephone or mail as more fully described below:

•	by the Internet: to submit your proxy by the Internet, go to www.proxyvote.com. You will need the 12 digit number included on your proxy card, voter instruction form or Notice;

•
by telephone:  to submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or Notice; or

•
by mail:  if you are a holder of record and received your Proxy Statement and Annual Report by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods: (i) by the Internet at: www.proxyvote.com; (ii) by telephone at: 1-800-579-1639; or (iii) by e-mail at sendmaterial@proxyvote.com. Once you receive the Proxy Statement, Annual Report and proxy card, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Voting in Person.  All shareholders may vote in person at the meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If your shares are held in street name, you must obtain a valid proxy, executed in your favor, from your broker or other holder of record to be able to vote at the meeting.

Confidentiality.  Our Board of Directors has adopted a policy of confidentiality regarding the voting of shares. Under this policy, all proxies, ballots and voting tabulations that identify how an individual shareholder has voted at the meeting will be kept confidential from us, except where disclosure is required by applicable law, a shareholder expressly requests disclosure, or in the case of a contested proxy solicitation. Proxy tabulators and inspectors of election will be employees of Broadridge Financial Solutions, Inc. or another third party and not our employees.

Principal Shareholders

The following table shows certain information, at March 1, 2012 unless otherwise indicated, as to all persons who, to our knowledge, were the beneficial owners of 5% or more of our Common Stock. All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

	Amount	Percent
Name and Address	Beneficially Owned	of Class

Davis Selected Advisers, L.P. (1)	40,922,427	10.3%
2949 Elvira Road, Suite 101
Tucson, AZ 85756

Southeastern Asset Management, Inc. (2)	37,636,365	9.5
6410 Poplar Ave., Suite 900
Memphis, TN 38119

Joan H. Tisch (3)(4)	26,200,478	6.6
c/o Barry L. Bloom
655 Madison Avenue
New York, NY 10065

Wilma S. Tisch (4)(5)	20,364,597	5.1
c/o Barry L. Bloom
655 Madison Avenue
New York, NY 10065

(1) This information is as of December 31, 2011 and is based on a Schedule 13G report filed jointly by Davis Selected Advisers, L.P. and Davis New York Venture Fund. According to the report, Davis Selected Advisers, L.P. has sole voting power with respect to 37,596,888 shares, and Davis New York Venture Fund does not have sole voting or dispositive power with respect to any shares.  The statement was filed jointly with Davis New York Venture Fund to report that the number of shares beneficially owned by Davis New York Venture Fund has ceased to be more than 5% of the class.

(2) This information is as of December 31, 2011 and is based on a Schedule 13G report filed jointly by Southeastern Asset Management, Inc. and Mr. O. Mason Hawkins, its chairman and chief executive officer.  According to the report, Southeastern Asset Management, Inc. has sole voting power with respect to 19,588,365 shares and sole dispositive power with respect to 23,783,365 shares, and Mr. O. Mason Hawkins does not have sole voting or dispositive power with respect to any shares.

(3) This information is as of December 31, 2011 and is based on a Schedule 13G report filed by Mrs. J.H. Tisch. According to the report, the amount beneficially owned includes 964,730 shares owned beneficially by Mrs. J.H. Tisch directly and 25,235,748 shares held by her as trustee of various trusts.

(4) Joan H. Tisch was the wife of the late Preston R. Tisch, former Co-Chairman of the Board of the Company. Wilma S. Tisch was the wife of the late Laurence A. Tisch, former Co-Chairman of the Board of the Company. James S. Tisch, President and Chief Executive Officer and a director of the Company, and Andrew H. Tisch, Co-Chairman of the Board and Chairman of the Executive Committee of the Company, are sons of Mrs. W.S. Tisch. Jonathan M. Tisch, Co-Chairman of the Board of the Company, is the son of Mrs. J.H. Tisch.  James S. Tisch, Andrew H. Tisch and Jonathan M. Tisch are members of the Company’s Office of the President.

(5) This information is as of December 31, 2011 and is based on a Schedule 13G report filed by Mrs. W.S. Tisch. According to the report, the amount beneficially owned includes 3,494,843 shares owned beneficially by Mrs. W.S. Tisch directly and 16,869,754 shares held by her as trustee of various trusts.

Director and Officer Holdings

The following table shows certain information, at March 1, 2012, as to the shares of our Common Stock beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table below and all of our executive officers and directors as a group, based on data furnished by them. The number of shares included with respect to stock appreciation right (“SAR”) awards granted under the Loews Corporation Stock Option Plan (our “Stock Option Plan”) is the number of shares of our Common Stock each person would have received had such person exercised his or her SARs, based on the fair market value per share ($39.25) of our Common Stock, calculated in accordance with the terms of our Stock Option Plan, on March 1, 2012.

	Amount Beneficially		Percent
Name	Owned (1)		of Class

Lawrence S. Bacow	218	(2)	*
Ann E. Berman	14,912	(3)	*
Joseph L. Bower	25,526	(4)	*
Charles M. Diker	21,312	(5)	*
David B. Edelson	61,817	(6)	*
Jacob A. Frenkel	703	(2)	*
Paul J. Fribourg	23,112	(2)	*
Walter L. Harris	19,212	(7)	*
Peter W. Keegan	106,817	(8)	*
Philip A. Laskawy	26,712	(9)	*
Ken Miller	14,509	(10)	*
Gloria R. Scott	218	(2)	*
Andrew H. Tisch	14,555,097	(11)	3.7%
James S. Tisch	15,223,093	(12)	3.8
Jonathan M. Tisch	9,180,194	(13)	2.3
All executive officers and directors	39,414,829	(14)	9.9
as a group (19 persons including
those listed above)

* Represents less than 1% of the outstanding shares.

(1) Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to those shares.

(2) Represents shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

(3) Includes 4,212 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable, and 300 shares held by a charitable foundation as to which Ms. Berman has shared voting and investment power.

(4) Includes 21,912 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

(5) Includes 18,312 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

(6) Represents shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Edelson owns beneficially 6,000 common units of Boardwalk Pipeline Partners, LP, a 61% owned subsidiary of the Company (“Boardwalk Pipeline”) and 2,000 shares of CNA Financial Corporation, a 90% owned subsidiary of the Company (“CNA”).

(7) Includes 13,212 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Harris owns beneficially 1,830 shares of CNA and 2,000 common units of Boardwalk Pipeline.

(8) Represents shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Keegan owns beneficially 10,000 shares of CNA.

(9) Includes 20,712 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable and 6,000 shares owned beneficially by Mr. Laskawy’s wife. In addition, Mr. Laskawy owns beneficially 12,121 common units of Boardwalk Pipeline.

(10) Includes 2,509 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Miller owns beneficially 9,000 shares of CNA.

(11) Includes 202,423 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 14,282,674 shares held by trusts of which Mr. A.H. Tisch is the managing trustee (inclusive of 5,352,965 shares held in trust for his benefit), and 70,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power. In addition, Mr. A.H. Tisch owns beneficially 284 shares of Diamond Offshore Drilling, Inc., a 50.4% owned subsidiary of the Company (“Diamond Offshore”), representing shares issuable upon the exercise of awards that are currently exercisable. He is also the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA and is a trustee of trusts that own beneficially a 25% interest in general partnerships that own, in the aggregate, 324,200 common units of Boardwalk Pipeline.

(12) Includes 202,423 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 10,376,799 shares held by trusts of which Mr. J.S. Tisch is the managing trustee (inclusive of 760,763 shares held in trust for his benefit), and 270,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. In addition, Mr. J.S. Tisch owns beneficially 29,135 shares of Diamond Offshore, including 24,135 shares issuable upon the exercise of awards that are currently exercisable. He is also the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA and is a trustee of trusts that own beneficially a 25% interest in general partnerships that own, in the aggregate, 324,200 common units of Boardwalk Pipeline.

(13) Includes 202,423 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 8,827,771 shares held by trusts of which Mr. J.M. Tisch is the managing trustee (inclusive of 5,240,917 shares held in trust for his benefit) and 150,000 shares held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.

(14) Includes 1,022,400 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations to us, we believe that during 2011 all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

ELECTION OF DIRECTORS
(Proposal No. 1)

Our Board of Directors has fixed the number of directors constituting the full Board at thirteen. Accordingly, at the meeting shareholders will vote to elect a Board of thirteen directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy, unless you specify otherwise in your proxy, to vote for the election of the nominees named below, each of whom is now a director. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, we anticipate that either proxies will be voted for the election of a substitute nominee or nominees recommended by our Nominating and Governance Committee and approved by our Board, or our Board will adopt a resolution reducing the number of directors constituting our full Board.

Information about each nominee for director and the nominee’s age, principal occupation during the past five years and other background information and individual qualifications and attributes are set forth below. Unless otherwise noted below, no entity related to a nominee is affiliated with the Company.

Lawrence S. Bacow, 60 – Fellow, Harvard College and President in Residence, Harvard Graduate School of Education since 2011.  Dr. Bacow served as President of Tufts University from 2001 to 2011.  He is also a director of Boston Properties, Inc. He has been a director of the Company since 2011.

Dr. Bacow’s experience as an educator and as the President of Tufts University, coupled with his experience as having served as a consultant to a variety of companies and his service as a director of a public company provides him with a wealth of knowledge and experience which are valuable to our Board in its deliberations.

Ann E. Berman, 59 – Senior advisor to the president of Harvard University from April 2006 until June 2009. Ms. Berman is also a director of Eaton Vance Corporation and Cantel Medical Corp. She has been a director of the Company since 2006.

Ms. Berman’s experience, including having served as Vice President of Finance and Chief Financial Officer of Harvard University, has provided her with a deep knowledge of the complex financial issues faced by large institutions such as the Company. In addition, her past service on the board of the Harvard Management Company, which oversees the management of Harvard’s endowment, gives her extensive experience in dealing with investment portfolios such as the large and diverse investment portfolios maintained by the Company and its subsidiaries. This knowledge and experience qualifies her to serve as one of the two financial experts on our Board’s Audit Committee.

Joseph L. Bower, 73 – Baker Foundation Professor of Business Administration at Harvard University. Professor Bower is also a director of Anika Therapeutics, Inc. and New America High Income Fund, Inc. He was also a director of Sonesta International Hotels Corporation from 1984 until 2012, Brown Shoe Company, Inc. from 1987 until 2011, and T H Lee-Putnam EO Fund from 2001 until 2009. He has been a director of the Company since 2001.

Professor Bower has served as a Professor of Business Administration for over 45 years. For many years his scholarship has had a particular emphasis on corporate management, organization and leadership. His study and knowledge in this area serve to enhance our Board’s ability to fulfill its oversight responsibility with respect to the Company’s management.

Charles M. Diker, 77 – Managing Partner of Diker Management LLC, a registered investment adviser. Mr. Diker is also the Chairman of the Board of Cantel Medical Corp., a provider of infection prevention and control products and other medical devices. He has been a director of the Company since 2003.

Mr. Diker has had wide-ranging experience in the investment advisory field, as well as in the management or on the boards of several operating businesses. This combination of experiences as an investment professional and a key executive at operating companies is a valuable attribute which Mr. Diker brings to our Board, particularly in light of the Company’s varied investment and business interests.

Jacob A. Frenkel, 69 – Chairman of the Group of Thirty, a nonprofit consultative group on international economic and monetary affairs, and since 2009, Chairman of JPMorgan Chase International, the international unit of bank JPMorgan Chase & Co., and a member of the International Council of JPMorgan Chase & Co. Dr. Frenkel served as Vice Chairman of insurer American International Group, Inc. from 2004 until October 2009. He is also a director of Boston Properties, Inc. He has been a director of the Company since 2009.

Dr. Frenkel brings to our Board broad experience in international economic and monetary affairs. He has held senior executive positions at large financial institutions and governmental bodies, served as Governor of the Bank of Israel and also has served as a Professor of International Economics at the University of Chicago. This wide-ranging experience has provided Dr. Frenkel with valuable knowledge and skills which allow him to make important contributions to the work of our Board.

Paul J. Fribourg, 58 – Chairman of the Board, President and Chief Executive Officer of Continental Grain Company, a producer of pork and poultry products and provider of cattle feeding services. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., Burger King Holdings, Inc. and Apollo Global Management, LLC. He was also a director of Smithfield Foods, Inc. from 2007 until 2009, Power Corporation of Canada from 2005 until 2008, Premium Standard Farms, Inc. from 1998 until 2007 and Vivendi Universal, S.A. from 2003 until 2006. He has been a director of the Company since 1997.

Mr. Fribourg has had extensive and practical, hands-on experience as the chief executive officer of Continental Grain Company, a major industrial company with broad international operations. This background gives Mr. Fribourg particular insight into many of the business decisions which come before our Board.

Walter L. Harris, 60 – Vice Chairman of Alliant Insurance Services, Inc. and President of its wholly-owned subsidiary, T&H Group, Inc. (“Alliant”), an insurance brokerage firm, since December 2010. Prior to December 2010, Mr. Harris served as President and Chief Executive Officer of Tanenbaum-Harber Co., Inc., now known as T&H Brokers, Inc. and a wholly-owned subsidiary of Alliant. He has been a director of the Company since 2004.

Mr. Harris has extensive experience and knowledge regarding the commercial insurance industry, which is particularly valuable to our Board in light of the Company’s significant interest in the insurance industry as represented by one of our principal subsidiaries, CNA.

Philip A. Laskawy, 70 – Retired Chairman and Chief Executive Officer of Ernst & Young LLP. Mr. Laskawy is also a director of General Motors Corporation, Henry Schein, Inc., Lazard Ltd. and Federal National Mortgage Association (Fannie Mae). He was also a director of Discover Financial Services from 2007 until 2008 and The Progressive Corporation from 2001 until 2007. He has been a director of the Company since 2003.

Mr. Laskawy brings to our Board extensive knowledge of and skills in financial and accounting matters, having served as chairman and chief executive officer of one of the largest public accounting firms in the United States. This qualifies him to serve as one of the two financial experts on our Board’s Audit Committee. Financial and accounting issues are critical to the Company. Mr. Laskawy’s knowledge and skills are valuable to our Board in understanding and dealing with these issues.

Ken Miller, 69 – President and Chief Executive Officer of Ken Miller Capital, LLC, a merchant banking firm. He has been a director of the Company since 2008.

Mr. Miller has served as a financier and financial advisor for most of his business career. His experience in having served as a director of a variety of companies, as well as his skills in evaluating businesses and his experience in providing advice to third parties on financial transactions and capital markets, serve our Board well.

Gloria R. Scott, 73 – Owner of consulting services firm G. Randle Services. She has been a director of the Company since 1990.

Dr. Scott has extensive experience in management at educational institutions, including having served as the president of Bennett College in Greensboro, North Carolina. In addition, she has broad experience in working with non-profit and charitable organizations, including service on the board of the National Urban League and as President of Girl Scouts USA. Her knowledge and experience allow her to provide a unique perspective for our Board in its deliberations.

Andrew H. Tisch, 62 – Co-Chairman of the Board since 2006, Chairman of the Executive Committee and a member of the Office of the President of the Company. He is also Chairman of the Board of Directors of K12 Inc. and a director of CNA, Diamond Offshore and of the general partner of Boardwalk Pipeline. He has been a director of the Company since 1985.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999, and prior to that time had served the Company in a number of executive positions. This experience has provided him with broad knowledge of and insight into the Company, its operations and the businesses in which it is engaged, and has enabled him to be instrumental in providing the Company with both strategic direction and operational oversight. Our Board and its Nominating Committee believes that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

James S. Tisch, 59 – President and Chief Executive Officer and a member of the Office of the President of the Company. He is also a director of General Electric Company, CNA and Chairman of the Board of Diamond Offshore. Mr. Tisch served as Chief Executive Officer of Diamond Offshore until May 2008. He has been a director of the Company since 1986.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999, and prior to that time had served the Company in a number of executive positions, giving him wide-ranging knowledge of the Company, its operations and the businesses in which it is engaged, and enabling him to be instrumental in providing the Company with both strategic direction and operational oversight. Our Board and its Nominating Committee believes that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

Jonathan M. Tisch, 58 – Co-Chairman of the Board of the Company since 2006, Chairman of Loews Hotels and a member of the Office of the President of the Company. Prior to January 2012, Mr. Tisch also served as Chief Executive Officer of Loews Hotels. He has been a director of the Company since 1986.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999, and prior to that time had served the Company in a number of executive positions. This experience has provided him with extensive knowledge of and insight into the Company, its operations and business, and has enabled him to be instrumental in providing the Company with strategic direction and operational oversight. Our Board and its Nominating Committee believes that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

Director Independence

Our Board of Directors has determined that the following directors, constituting a majority of our directors and nominees, are independent under the listing standards of the New York Stock Exchange: Lawrence S. Bacow, Ann E. Berman, Joseph L. Bower, Charles M. Diker, Jacob A. Frenkel, Paul J. Fribourg, Walter L. Harris, Philip A. Laskawy, Ken Miller and Gloria R. Scott. We refer to these directors in this Proxy Statement as our “Independent Directors.” Our Board considered all relevant facts and circumstances and applied the independence standards described below in determining that none of our Independent Directors has any material relationship with our subsidiaries or us.

Our Board has established the following standards to assist it in determining director independence. A director would not be considered independent if any of the following relationships exists:

•	during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company;

•
the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation;

•
the director is a current partner or employee or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, an immediate family member is a current employee of such a firm and personally works on the Company’s audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

In considering Dr. Frenkel’s independence, the Board noted that Dr. Frenkel serves as Chairman of JPMorgan Chase International, a unit of JPMorgan Chase & Co., where he concentrates on international strategy and global economic issues. From time to time, for many years, the Company has had commercial banking and investment banking relationships with JPMorgan Chase & Co. Dr. Frenkel has not had, and is not expected to have, any role in any current or potential future relationships between the Company and JPMorgan Chase & Co., or any material direct or indirect interest therein.

In considering Mr. Harris’s independence, the Board noted that Mr. Harris is an executive officer of Alliant, an insurance brokerage firm which provides services to Diamond Offshore and insurance company subsidiaries of CNA. Mr. Harris has informed the Company that the payments received by Alliant and Tanenbaum-Harber Co., Inc. from Diamond Offshore and CNA and its subsidiaries during each of the last three years were less than the greater of $1 million or 2% of the consolidated gross revenues of Alliant for such years.

Committees of the Board

Our Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, Executive Committee and Finance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee have written charters which can be found on our website at www.loews.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary.

Audit Committee.  The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors.

The members of our Audit Committee are Walter L. Harris (Chairman), Ann E. Berman, Joseph L. Bower, Charles M. Diker, Paul J. Fribourg, Philip A. Laskawy, Ken Miller and Gloria R. Scott, each of whom is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the listing standards of the New York Stock Exchange. Our Board has determined that each of Ms. Berman and Mr. Laskawy is a “financial expert” under the rules of the Securities and Exchange Commission and that the simultaneous service on the audit committees of three public companies, in addition to our Audit Committee, does not impair Mr. Laskawy’s ability to effectively serve on our Audit Committee.

Compensation Committee.  The primary function of our Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our Chief Executive Officer meeting in executive session with the Compensation Committee. Neither our Chief Executive Officer nor any of our other executive officers participates in our Compensation Committee’s final deliberations on compensation matters. The members of our Compensation Committee are Joseph L. Bower (Chairman), Charles M. Diker and Paul J. Fribourg, each of whom is an Independent Director.

Nominating and Governance Committee.  The primary functions of our Nominating and Governance Committee are to identify individuals qualified to become members of our Board of Directors, recommend to our Board a slate of director nominees for election at our next annual meeting of shareholders and develop and recommend to our Board a set of corporate governance principles. These corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.loews.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary. The members of our Nominating and Governance Committee are Paul J. Fribourg (Chairman), Joseph L. Bower, Walter L. Harris, Ken Miller and Gloria R. Scott, each of whom is an Independent Director.

Code of Ethics

We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code can be found on our website at www.loews.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary. We intend to post any changes to or waivers of this Code for our principal executive officer, principal financial officer and principal accounting officer on our website.

Executive Sessions of Non-Management Directors

Our non-management directors meet in regular executive sessions without management participation. The Chairman of our Nominating and Governance Committee, currently Paul J. Fribourg, serves as the Lead Director and presides at these meetings.

Director Attendance at Meetings

During 2011 there were five meetings of our Board of Directors, six meetings of our Audit Committee, three meetings of our Compensation Committee and two meetings of our Nominating and Governance Committee. During 2011, each of our directors attended not less than 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during 2011. Our Board encourages all directors to attend our annual meetings of shareholders, but recognizes that circumstances may prevent attendance from time to time. All of our directors then serving, except Jacob A. Frenkel, attended our 2011 Annual Meeting of Shareholders.

2011 Director Compensation

During 2011, our non-management directors received a retainer of $25,000 and 1,500 SAR awards per quarter. In addition, members of our Audit Committee are paid $2,000, and members of our Compensation Committee and Nominating and Governance Committee are paid $1,000, for each committee meeting attended. In November 2011, our Board of Directors increased the grant of SAR awards to our non-management directors to 2,250 per quarter and established a retainer of $5,000 per quarter for the chair of our Audit Committee and $2,500 per quarter for the chair of each of our Compensation and Nominating and Government Committees, effective as of January 1, 2012. The following table shows information regarding the compensation of our non-management directors during the year ended December 31, 2011.

Fees Earned
	or Paid in	Option/SAR
Name	Cash	Awards (1)	Total

L.S. Bacow	$50,000	$29,532	$79,532

A.E. Berman	112,000	54,192	166,192

J.L. Bower	117,000	54,192	171,192

C.M. Diker	113,000	54,192	167,192

J.A. Frenkel	100,000	54,192	154,192

P.J. Fribourg	115,000	54,192	169,192

W.L. Harris	114,000	54,192	168,192

P.A. Laskawy	112,000	54,192	166,192

K. Miller	114,000	54,192	168,192

G.R. Scott	114,000	54,192	168,192

(1) These amounts represent full grant date fair value of these awards, in accordance with the Financial Accounting Standards Board’s (“FASB”) ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 15 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2012 (our “2011 Annual Report”). At December 31, 2011, the aggregate number of stock option and SAR awards outstanding for each non-management director was as follows: Dr. L.S. Bacow, 3,000; Ms. A.E. Berman, 36,000; Prof. J.L. Bower, 53,700; Mr. C.M. Diker, 50,100; Dr. J.A. Frenkel, 13,500; Mr. P.J. Fribourg, 57,300; Mr. W.L. Harris, 45,000; Mr. P.A. Laskawy, 52,500; Mr. K. Miller, 21,000; and Dr. G.R. Scott, 15,000.

Director Nominating Process

In evaluating potential director nominees, including those identified by shareholders, for recommendation to our Board of Directors, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. A candidate should represent the interests of all shareholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director. Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board.

In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived diversity guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes.

Board Leadership Structure

Our Board’s leadership structure consists of two Co-Chairmen of the Board, Andrew H. Tisch and Jonathan M. Tisch, both of whom are members of the Office of the President, and a Lead Director, who is also Chairman of its Nominating and Governance Committee, presently Paul J. Fribourg. The Company’s Chief Executive Officer and third member of its Office of the President, James S. Tisch, does not serve in a formal leadership capacity on our Board.

Our Board believes that this structure provides input and guidance for the Board from both senior management, as represented by the members of the Office of the President, and the non-management directors, as represented by the Lead Director, which enable the Board to fulfill its oversight role. Our Board also believes that the exclusion of the Company’s Chief Executive Officer from its leadership structure helps to achieve an appropriate balance between the differing perspectives of management and non-management directors during the course of its proceedings.

The Lead Director plays an important role in our Board’s leadership structure. The non-management directors meet in executive session after each regular meeting of our Board. The Lead Director chairs these meetings of the non-management directors, in addition to serving as Chairman of the Nominating and Governance Committee, the principal Board committee charged with responsibility for the Board’s leadership structure. In this dual role, the Lead Director facilitates the ability of non-management directors to fulfill their responsibilities and provides a structure for communicating any concerns that the non-management directors may have directly to the Company’s senior management.

Board Oversight of Risk Management

Our Board recognizes the importance of understanding, evaluating and, to the extent practicable, managing enterprise risk in the financial health of all business enterprises, including the Company. As part of its oversight responsibility, at our Board’s request the Company’s management provides periodic reports to our Board which, among other things, seek to systematically identify the principal risks facing the Company and its subsidiaries, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk management practices. These reports enable the non-management directors to conduct meaningful and substantive discussions concerning these issues with senior management through the conduit of the Lead Director and during full Board deliberations.

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board – Audit Committee,” the primary role of the Board’s Audit Committee is to oversee the Company’s financial reporting process and manage its relationship with the independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 with the Company’s management and independent auditors. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence. For more information about services provided by the auditors, please read “Audit Fees and Services,” below.

The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission.

By the Audit Committee:

Walter L. Harris, Chairman	Paul J. Fribourg
Ann E. Berman	Philip A. Laskawy
Joseph L. Bower	Ken Miller
Charles M. Diker	Gloria R. Scott

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview: Pay for Performance.  The objective of our executive compensation program is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our shareholders.

The principal components of compensation for our Named Executive Officers (see the Summary Compensation Table, below) are:

•	base salary;

•	performance-based incentive compensation awards;

•	equity-based stock appreciation rights; and

•      retirement, medical and related benefits.

We believe in recognizing the performance of our executive officers primarily through fair and reasonable cash compensation made up of a fixed base salary and incentive compensation. The fixed base salary generally comprises less than half of the total potential cash compensation with the balance coming from our performance-based incentive compensation plan. In setting potential awards under that plan our Compensation Committee sets what it believes are reasonable target levels, but reserves to itself broad discretion to reduce or eliminate incentive compensation or to pay incentive compensation subject to pre-established maximums. In selecting these elements of executive compensation, we have considered our historical compensation policies as they have evolved over the years, national surveys of executive compensation at comparable sized companies and the executive compensation programs of various companies engaged in businesses similar to ours and our principal subsidiaries’ (although we do not benchmark our compensation to any particular group of companies), as well as applicable tax and accounting impacts of executive compensation. In addition, we have considered the advisory vote of our shareholders at the 2011 Annual Meeting approving our executive compensation program and have not implemented any material changes to our program.

Our compensation program is intended to align the interests of our senior executives with those of our shareholders with a goal of increasing shareholder value and reasonably rewarding superior performance which supports that goal. In establishing the aggregate amount of targeted compensation for each Named Executive Officer, we do not rely on formula-driven plans which could result in unreasonably high compensation levels and could encourage excessive risk taking. Instead, the primary factor in setting targeted compensation is an evaluation of the individual’s performance in the context of our financial performance and compensation policies. The Compensation Committee also reviews and considers compensation levels and practices as shown in the surveys and other materials referred to above. Based on these factors, we determine an overall level of targeted cash compensation, a portion of which is to be paid as base salary and the balance of which would be incentive-based and stock-based awards, which are described in further detail below. Although the Committee reviews base salary and stock-based awards annually, the primary variable in our compensation program for Named Executive Officers has been the establishment of incentive compensation awards.

Our Chief Executive Officer, after consulting with the other members of the Office of the President, reviews with the Compensation Committee the performance of each Named Executive Officer and each other executive officer and makes a recommendation to the Committee with respect to their annual compensation, including the setting of parameters for incentive compensation awards and stock-based awards. In accordance with its charter, the Committee then makes the final determination regarding the compensation, including base salary, cash-based incentive compensation and grants of SAR awards, for our Chief Executive Officer and each of the other Named Executive Officers, as well as all of our executive officers.

Base Salary.  The base salary for each of our Named Executive Officers has remained unchanged at approximately $1 million per annum for at least the last five years.  This reflects the impact of provisions of the Internal Revenue Code which limit the amount of compensation we may deduct for federal income tax purposes to $1 million for each of certain of the Named Executive Officers, except to the extent such compensation is considered to be “performance-based,” and the Compensation Committee’s policy of maximizing the deductibility of compensation.  See “Deductibility of Compensation under the Internal Revenue Code,” below.  In addition, the relative lower weight of base salary to performance-based compensation is consistent with the Compensation Committee’s belief that performance-based compensation should be the greater part of the compensation of each of our Named Executive Officers.

Incentive Compensation Awards.  The largest portion of the compensation of our Named Executive Officers in 2011 came from awards under our Incentive Compensation Plan for Executive Officers (“Incentive Compensation Plan”).  This element of our compensation program makes a significant portion of the executive’s annual compensation dependent on the Company’s attainment of a pre-established level of net income. Under the Incentive Compensation Plan the Compensation Committee employs both quantitative factors – our attainment of the performance goal discussed below, and qualitative factors – the Committee’s assessment of the individual’s performance.

As more fully described below, under the terms of the Incentive Compensation Plan, the Compensation Committee in granting awards establishes a target amount and maximum award for each participant and retains full negative discretion to reduce awards despite the fact that funds may be available in the performance based pool. This allows the Committee to review and evaluate each participant’s performance in light of the year end results which, we believe, serves to discourage excessive risk taking. We believe the features of the Incentive Compensation Plan help align the interests of our executive officers with those of our shareholders.

Under the Incentive Compensation Plan, during the first quarter of each year our Compensation Committee establishes an annual performance bonus pool, expressed as a percentage of our Performance Based Income for that year. The performance bonus pool is not an expectation of the amount of bonuses that will, in fact, be paid. Performance Based Income is defined in the Incentive Compensation Plan to mean our consolidated net income as adjusted by the Committee in its sole discretion to take into account specific factors that may impact our business, but which the Committee deems reasonable and appropriate to exclude or include. Among other things, the Committee may take into account the potential impact on our earnings of realized and unrealized investment gains and losses, accounting changes, acquisitions and dispositions, charges relating to litigation, charges relating to reserve strengthening and adverse development associated with prior accident years at CNA, catastrophes and changes in legislation or regulation.

After establishing the performance bonus pool for the year, the Compensation Committee then allocates a portion of that pool (expressed as a percentage of Performance Based Income) to each of the Named Executive Officers and other executive officers who are participating in the Incentive Compensation Plan and are eligible to receive incentive compensation awards. The Committee establishes a target award (expressed as a dollar amount) for each participant, based on its assessment of the individual’s expected performance of his duties, with the intention that the incentive compensation award will not exceed the target award (even if the objective formula permits payment of an award in excess of the established target) except based on the Committee’s discretion. The Committee also establishes, for each participant, a maximum award (expressed as a dollar amount) to permit the Committee to award a bonus amount that exceeds the pre-established target award. In addition, in accordance with the Incentive Compensation Plan, it has been the practice of the Committee to retain negative discretion in the payment of awards, which allows the Committee to reduce or eliminate any award at the Committee’s discretion.

Once Performance Based Income for the year has been determined, typically in February of the following year, the Compensation Committee will review and re-assess each participant’s performance for such year and, based upon such review and re-assessment, will award incentive compensation out of each executive’s allocated percentage of the performance bonus pool. Based on such review and assessment, the Committee, in its discretion, will determine whether to award incentive compensation that meets or exceeds the target award (up to the maximum award established for that individual) or that is lower than the target award.

For 2011, the Compensation Committee established a performance bonus pool of 4% of Performance Based Income, which it determined was an appropriate level to give it the ability to recognize the performance of plan participants, which includes all of the Company’s executive officers, including the Named Executive Officers, while not unduly burdening the Company’s financial position with potentially excessive compensation. There is no expectation that the entire performance bonus pool will, in fact, be awarded and paid out. The Committee’s practice has been to pay bonuses amounting to only a fraction of the performance bonus pool. The potential for excessive compensation is further limited by the setting of target levels as well as absolute maximum amounts for each Named Executive Officer.

In allocating the performance bonus pool and setting the target award and maximum award for each Named Executive Officer, the Committee takes into account the factors described in “Overview: Pay for Performance” above, including primarily the individual’s duties, expected performance of those duties and compensation history and the Company’s goal of increasing shareholder value and reasonably rewarding superior performance while eschewing formula-driven plans which have the potential of providing unreasonably high compensation levels. With respect to each Named Executive Officer, other than the Chief Executive Officer, the Compensation Committee gives great weight to the recommendations of the Chief Executive Officer. The Committee relies on these qualitative factors, together with its discretion to reduce awards below the target award as well as to pay awards up to the maximum amount, and has determined not to establish specific, quantitative criteria or numerical formulas of performance measures. The 2011 target and maximum awards and the share of the performance bonus pool allocated to each Named Executive Officer are as follows:

	Share of 4%
	Bonus Pool		Maximum
Name	Allocated	Target Award	Award

James S. Tisch	15.7%	$2,975,000	$3,950,000
Andrew H. Tisch	13.4	2,385,000	3,385,000
Jonathan M. Tisch	13.4	2,385,000	3,385,000
David B. Edelson	14.5	2,750,000	3,650,000
Peter W. Keegan	10.7	1,910,000	2,700,000

The Compensation Committee determined that Performance Based Income for 2011 would mean our consolidated net income, without taking into account the impact of several items. In making this determination, the Committee concluded that the impact of these items would not be appropriate in measuring performance, but, by reserving to itself the ability to exercise negative discretion to reduce an award otherwise earned, the Committee in effect retains the ability to take these items, and any other factors it deems relevant, into account in awarding incentive compensation. For 2011, Performance Based Income amounted to $1,153 million compared to consolidated net income of $1,064 million. The adjustments identified for 2011 and the reason for such adjustments, were:

(1) The effect of accounting changes. This item was excluded for the following reasons: (i) by its nature it is not a cash item; (ii) it is not within the control of the Company or any Named Executive Officer, and (iii) it has the possibility of increasing or decreasing net income in ways that may not be predictable when Performance Based Income is established.

(2) Net losses attributed to the impairment of goodwill. This item was excluded for the following reasons: (i) it is not a cash item, and (ii) under generally accepted accounting principles goodwill is accounted for under an impairment based model under which goodwill is subject to reduction, resulting in charges to income, based on a decline in fair value, but cannot be increased in subsequent periods if fair values rise.

(3) Net losses attributed to any charges resulting from the application of the full cost ceiling limitation in relation to the valuation of proved reserves at HighMount Exploration & Production LLC (“HighMount”). This item was excluded for the following reasons: (i) it is not a cash item; (ii) it is based upon a measurement of proved reserves reflecting a price which does not take into account the long-lived nature of HighMount’s reserves; and (iii) like goodwill impairments, it cannot be increased in subsequent periods should prices rise.

(4) Charges relating to reserve strengthening and adverse dividend or premium development at CNA associated with accident years prior to 2000 related to mass tort claims.  The Compensation Committee determined to exclude these charges because it believes that reserve practices and decisions made prior to 2000 in this claim category where there has been significant and unanticipated adverse developments is not an appropriate measure of current performance.

(5) Any net loss attributable to an increase in the asbestos and environmental pollution reserves, and related adverse dividend or premium development, associated with accident years prior to 2000, and any net income resulting from recognition of reinsurance benefits from the loss portfolio transfer transaction entered into by CNA in 2010 relating to asbestos and environmental pollution claims.  In 2010, CNA entered into a loss portfolio transfer transaction pursuant to which virtually all of its legacy asbestos and environmental pollution liabilities were ceded to a reinsurer.  Accordingly, the Compensation Committee determined that any remaining charges related to this pre-2001 legacy business, as well as any net income which may result from the reinsurance benefits relating to the lost portfolio transfer transaction, should not be considered when measuring current performance.

(6) Charges relating to a loss portfolio transfer or other transaction that fixes or limits CNA’s exposure to its long term care liabilities.  CNA placed its individual long term care business into run off in 2003 and, with limited exceptions, ceased writing group long term care policies for new group customers in 2004.  The Compensation Committee believes that any charges from a transaction which would substantially mitigate CNA’s exposure from this legacy business should not be taken into account in measuring performance in 2011.

(7) Realized gains and losses. The Compensation Committee determined to exclude both realized gains and realized losses since, at least to a certain extent, the decision to realize a gain or a loss could be a discretionary decision. Accordingly, by excluding realized gains and losses, any implication that an individual could be wrongly motivated in taking or failing to take a gain or loss in an effort to impact consolidated net income would be removed. In addition, a significant component of the Company’s realized investment gains and losses in recent years has included “other-than-temporary-impairments” of investment securities. As is the case with respect to goodwill impairments and charges relating to the ceiling test, these impairments can only result in charges; any subsequent increase in the market value of an impaired security can only be recognized if that security is sold.

(8) Catastrophe losses of CNA in excess of CNA’s 2011 budgeted amount, but not less than such budgeted amount. The level of catastrophes that impact a property and casualty insurer is, of course, unpredictable and, accordingly, not an appropriate way to measure performance. On the other hand, Performance Based Income should not be increased just because of a low level of catastrophes in any year. The Compensation Committee believes that the amount for catastrophe losses budgeted at the beginning of each year – which at times has been higher or lower than the actual level of catastrophe losses – is preferable for measuring performance.

(9) Charges relating to the disposition, by judgment or settlement, of smoking and health related litigation. The Company’s former subsidiary, Lorillard, Inc., has been subject to numerous claims for damages related to its cigarette business allegedly resulting from actions taken many years ago. In connection with the 2008 spin-off of Lorillard, Inc., Lorillard indemnified the Company from any and all claims relating to the operation of its business, including smoking and health claims. In light of this, the Compensation Committee determined that any charges of this nature would not be appropriate in determining Performance Based Income in awarding incentive compensation.

(10) Net income or loss attributable to changes in deferred income tax assets and liabilities resulting from a change in income tax rates in 2011. Several of the Company’s subsidiaries, by the nature of their business, recognize significant deferred income tax assets and liabilities, which have accumulated over many years. A change in the income tax rate could have a significant impact on these deferred tax items and on the Company’s net income since the impact in the year of this change would take into account the entire historical balance of deferred tax assets or liabilities. The Compensation Committee determined to exclude this item since any change in income tax rates is, of course, unpredictable and not within the Company’s control, and the resulting impact on net income and loss would not be a suitable indication of an individual’s performance.

(11) Gain or loss on disposal of discontinued operations (but not income from operations of the discontinued operations). The Compensation Committee determined to exclude both gains and losses from the disposal of discontinued operations in the belief that the results from a disposition, whether positive or negative, relate to the generally multi-year holding period of the asset disposed of even though recognized in the year of disposal. Thus any such gains or losses could distort net income in the year of disposition.

An integral part of the implementation of the Incentive Compensation Plan by the Compensation Committee is the retention by the Committee of negative discretion with respect to the award to each executive officer, allowing the Committee to reduce or eliminate any award notwithstanding the existence of Performance Based Income. This gives the Committee the flexibility to appropriately evaluate the performance of each executive officer in light of, not only the level of Performance Based Income, but in relation to the Company’s consolidated net income and the individual’s performance.

The Compensation Committee’s determination to grant awards for each Named Executive Officer in the exercise of its business judgment is essentially qualitative, rather than formula-driven, and is based on the Committees’ overall judgment of the individual’s performance.  However, in making its determination regarding the payment of awards for 2011, the Committee also considered, in addition to the factors used in setting the award levels at the beginning of the performance period, the following factors: (i) the fact that the Company’s performance during the year reflected an increase in book value; (ii) the Committee’s compensation philosophy against excessive or unreasonable compensation levels; (iii) an emphasis on consistent, long term, superior performance by the individual; (iv) the Committee’s evaluation of the performance of each Named Executive Officer based on the direct observation of such performance, since each Named Executive Officer regularly reports to the Board on the Company’s operations; (v) with respect to each Named Executive Officer, other than the Chief Executive Officer, executive sessions with the Chief Executive Officer in which each Named Executive Officer’s performance is reviewed and evaluated; (vi) the ability of each Named Executive Officer and particularly the Chief Executive Officer, to demonstrate leadership and to encourage growth initiatives at our subsidiaries; and (vii) the favorable rating agency actions with respect to the Company and CNA.

Based upon these factors, the Compensation Committee granted incentive compensation awards under the Incentive Compensation Plan to our Named Executive Officers at amounts equal to the 2011 targets. The amount awarded to our Named Executive Officers and to all participants in the Plan amounted to approximately 26.9% and 37.2%, respectively, of the total amount available in the performance bonus pool. The awards under this Plan for each of the Named Executive Officers are included in the column entitled “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table, below.

Compensation under the Incentive Compensation Plan meets the requirements of the Internal Revenue Code for deductibility for federal income tax purposes.

Stock-Based Awards.  The third principal element of our compensation policy for Named Executive Officers is stock-based awards under our Stock Option Plan. The value of awards under our Stock Option Plan is directly correlated to our performance as measured by the price of our Common Stock over the long term. These awards only have value if, and to the extent that, the price of our Common Stock in the future exceeds the price on the date awards are granted. In addition, unlike base salary and incentive compensation awards, which are earned and paid based on the annual performance of the individual and the Company, awards under the Stock Option Plan generally vest over a period of four years and have a term of ten years. As a result, these awards recognize performance over a longer term and encourage executives to continue their employment with the Company. All of these elements further serve to align the executive’s interest with those of our shareholders.

Since the establishment of the Stock Option Plan in 2000, it has been our policy not to increase the number of options or rights awarded to our Named Executive Officers each year (other than to adjust for stock splits), and the total number of options and rights issued to all employees who participate in the Plan has increased only modestly during this period.

Our practice has been to consider, and for our Compensation Committee to approve, an annual award in January of each year, but to grant awards in four increments over the year, the first grant being made on the date of the Compensation Committee meeting in January at the time the award is established, and the following three grants being made on the last business day of March, June and September of the year. Each grant is made at an exercise or strike price equal to the average of the high and low sales prices of our Common Stock on the trading day immediately preceding the date of grant. Thus, the Committee knows the exercise or strike price of grants made at its January meeting, but the exercise or strike price for the three subsequent grants is based on our Common Stock price at a future date. We believe that this practice is fair and reasonable to the individual executive and to the Company and its shareholders since it minimizes the impact that any particular event could have on the exercise or strike price of awards.

Compensation under the Stock Option Plan meets the requirements of the Internal Revenue Code for deductibility for federal income tax purposes.

Employment Agreements.  It has been our practice to maintain employment agreements with each member of the Office of the President: James S. Tisch, Andrew H. Tisch and Jonathan M. Tisch. Consistent with our compensation policies and our goal of maximizing the deductibility of compensation for federal income tax purposes, base salary under each employment agreement has been limited to $975,000 per annum for each individual. The agreements provide that each individual shall participate in our Incentive Compensation Plan; however, the amount of any award which may be granted remains subject to the discretion of the Compensation Committee. In February 2012, the employment agreement with each of the members of the Office of the President was extended for an additional term of one year, to expire March 31, 2013. Our employment agreements with the members of the Office of the President contain no provision for severance on termination, or payment upon a change in control, nor do such agreements require us to provide any perquisites. We have no employment or other agreement relating to severance or payment upon a change of control with any of our other Named Executive Officers. Information concerning automobile-related perquisites provided to certain Named Executive Officers is provided in the Summary Compensation Table, below.

Employee Benefits.  Our Company’s Named Executive Officers also participate in benefit programs available to salaried employees generally, including our Employees Savings Plan under Section 401 (k) of the Internal Revenue Code, Retirement Plan and Benefit Equalization Plan. In addition, from time to time we have provided one or more Named Executive Officers with unfunded supplemental retirement benefits pursuant to the Supplemental Retirement Agreements that are described under the heading “Pension Plans” below. No supplemental retirement benefits were granted in 2011.

Share Ownership Guidelines.  Although we have not adopted any share ownership guidelines for our executive officers, we note that the members of the Office of the President own significant amounts of our Common Stock.

Deductibility of Compensation Under the Internal Revenue Code.  Provisions of the Internal Revenue Code limit the amount of compensation paid to each of certain of our Named Executive Officers that we may deduct for federal income tax purposes to $1 million, unless such compensation qualifies as “performance based” and meets other requirements under the Internal Revenue Code.  Our policy is to maximize the deductibility of compensation to the extent reasonably practical and our Incentive Compensation Plan and Stock Option Plan are intended to meet the Internal Revenue Code requirement for deductibility.  However, where the Compensation Committee, in the exercise of its business judgment, believes the performance of one or more of our Named Executive Officers warrants it, it may approve compensation, including bonuses, which is not deductible for tax purposes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee:

Joseph L. Bower, Chairman
Charles M. Diker
Paul J. Fribourg

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an officer or employee of the Company, or is a participant in a transaction disclosed, or required to be disclosed, under the heading “Transactions with Related Persons,” below. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving on our Compensation Committee or as a director of the Company.

2011 Summary Compensation Table

The following table shows information for the years indicated regarding the compensation of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2011, whom we refer to in this Proxy Statement as our “Named Executive Officers,” for services in all capacities to us and our subsidiaries.

Changes in
Pension Value
and
Nonqualified
				Non-Equity	Deferred
			Option/SAR	Incentive Plan	Compensation	All Other
Name and Position	Year	Salary	Awards (1)	Compensation (2)	Earnings (3)	Compensation	Total

J.S. Tisch	2011	$975,000	$1,103,931	(4)	$2,975,000	$4,220,119	$816,178	(5)(6)	$10,090,228
President, Chief	2010	975,000	1,308,828	(4)	2,725,000	2,483,894	960,431		8,453,153
Executive Officer,	2009	975,000	1,410,141	(4)	2,575,000	3,416,396	886,361		9,262,898
Office of the President

P.W. Keegan	2011	990,000	400,782		1,910,000	417,528	23,700	(7)	3,742,010
Chief Financial	2010	990,000	386,955		1,710,000	415,934	23,700		3,526,589
Officer, Senior Vice	2009	990,000	491,660		1,570,000	473,928	23,700		3,549,288
President

A.H. Tisch	2011	975,000	549,784	(8)	2,385,000	3,554,323	101,116	(5)(9)	7,565,223
Co-Chairman of	2010	975,000	515,940		2,260,000	2,039,133	106,875		5,896,948
the Board, Chairman	2009	975,000	655,547		2,160,000	3,111,006	117,545		7,019,098
of the Executive
Committee, Office of
the President

J.M. Tisch	2011	975,000	534,375		2,385,000	3,338,750	81,844	(5)(10)	7,314,969
Co-Chairman of	2010	975,000	515,940		2,260,000	1,921,801	70,533		5,743,274
the Board, Chairman	2009	975,000	655,547		2,160,000	3,508,027	62,361		7,360,935
of Loews Hotels, Office
of the President

D.B. Edelson	2011	975,000	400,782		2,750,000	373,495	23,550	(11)	4,522.827
Senior Vice President	2010	975,000	386,955		2,600,000	234,160	23,550		4,219,665
	2009	975,000	491,660		2,500,000	260,222	23,550		4,250,432

(1) These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards granted pursuant to our Stock Option Plan through December 31, 2011, 2010 and 2009, respectively. Assumptions used in the calculation of dollar amounts of the 2011 awards are included in Note 15 to our audited financial statements for the fiscal year ended December 31, 2011 included in our 2011 Annual Report.

(2) These amounts represent awards under our Incentive Compensation Plan.

(3) These amounts represent the actuarial increase in the present value of each Named Executive Officer’s retirement benefits under our retirement plans and supplemental retirement agreements as of December 31, 2011, 2010 and 2009 over the value of those benefits as of December 31, 2010, 2009 and 2008, respectively, all as determined using the same interest rate and other assumptions as those used in our financial statements.

(4) Includes $569,556, $792,888 and $754,594, representing the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal years ended on December 31, 2011, 2010 and 2009, respectively, of awards pursuant to Diamond Offshore’s stock option plan granted as compensation for service as chairman of the board of Diamond Offshore during 2011, 2010 and 2009, respectively. The aggregate grant date fair value of these awards was estimated using the Black-Scholes pricing model, assuming, with respect to the awards granted in each of 2011, 2010 and 2009 (a) an expected life of five (5) years; (b) an expected volatility of 30.37%, 35.99% and 37.24%, respectively; (c) a dividend yield of 0.76%, 0.70% and 0.62% respectively; and (d) a risk free interest rate of 1.54%, 1.88%, and 2.17%, respectively. Expected life and volatility of awards is based on historical data. The dividend yield is based on the current approved regular dividend rate in effect and the current market price at the time of grant. Risk free interest rates are determined using the U.S. Treasury yield curve at time of grant with a term equal to the expected life of the options and SARs. This information has been provided by Diamond Offshore.

(5) Includes the portion of the expense of a car and driver we provide to each member of our Office of the President attributable to personal use during 2011, as follows: (a) $14,034 for Mr. J.S. Tisch; (b) $18,441 for Mr. A.H. Tisch; and (c) $58,294 for Mr. J.M. Tisch. These amounts represent approximately 12%, 16% and 52% of our annual costs associated with the car and driver provided for Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch, respectively, in 2011.

(6) Includes (a) $9,800, representing our contributions under our Employees Savings Plan for 2011; (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2011; (c) $60,000, representing director’s fees paid by CNA for 2011; and (d) $718,594 representing payments of cash made pursuant to anti-dilution adjustments under the terms of Diamond Offshore’s stock option plan.

(7) Includes (a) $9,800, representing our contributions under our Employees Savings Plan for 2011; and (b) $13,900, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2011.

(8) Includes $15,409, representing the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal year ended on December 31, 2011, of awards pursuant to Diamond Offshore’s stock option plan granted as compensation for service as a member of the board of Diamond Offshore during 2011, estimated using the same pricing model and assumptions described in footnote (4), above.

(9) Includes (a) $9,800, representing our contributions under our Employees Savings Plan for 2011; (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2011; (c) $58,000, representing director’s fees paid by CNA for 2011; and (d) $1,125 representing payments of cash made pursuant to anti-dilution adjustments under the terms of Diamond Offshore’s stock option plan.

(10) Includes (a) $9,800, representing our contributions under our Employees Savings Plan for 2011; and (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2011.

(11) Includes (a) $9,800, representing our contributions under our Employees Savings Plan for 2011; and (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2011.

Narrative Discussion of Summary Compensation Table

For more information about our employment agreements with each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch and about the components of compensation reported in the Summary Compensation Table, please read the “Compensation Discussion and Analysis,” above.

Compensation Plans

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan and Incentive Compensation Plan during the year ended December 31, 2011.

2011 Grants of Plan-Based Awards
(Loews)

					All Other
					Option/SAR
			Estimated Future		Awards;			Grant Date
			Payouts Under		Number of	Exercise or	Closing	Fair Value
			Non-Equity		Securities	Base Price	Market Price	of Stock and
	Grant	Action	Incentive Plan		Underlying	of Option/SAR	on Date	Option/SAR
Name	Date	Date	Awards (1)		Options/SARs (2)	Awards (3)	of Grant	Awards

			Target	Maximum

J.S. Tisch	01/11/11				15,000	$39.81	$40.11	$119,085
	02/04/11		$2,975,000	$3,950,000
	03/31/11	01/11/11			15,000	43.14	43.09	127,335
	06/30/11	01/11/11			15,000	42.02	42.09	119,265
	09/30/11	01/11/11			15,000	35.04	34.55	168,690

P.W. Keegan	01/11/11				11,250	39.81	40.11	89,314
	02/04/11		1,910,000	2,700,000
	03/31/11	01/11/11			11,250	43.14	43.09	95,501
	06/30/11	01/11/11			11,250	42.02	42.09	89,449
	09/30/11	01/11/11			11,250	35.04	34.55	126,518

A.H. Tisch	01/11/11				15,000	39.81	40.11	119,085
	02/04/11		2,385,000	3,385,000
	03/31/11	01/11/11			15,000	43.14	43.09	127,335
	06/30/11	01/11/11			15,000	42.02	42.09	119,265
	09/30/11	01/11/11			15,000	35.04	34.55	168,690

J.M. Tisch	01/11/11				15,000	39.81	40.11	119,085
	02/04/11		2,385,000	3,385,000
	03/31/11	01/11/11			15,000	43.14	43.09	127,335
	06/30/11	01/11/11			15,000	42.02	42.09	119,265
	09/30/11	01/11/11			15,000	35.04	34.55	168,690

D.B. Edelson	01/11/11				11,250	39.81	40.11	89,314
	02/04/11		2,750,000	3,650,000
	03/31/11	01/11/11			11,250	43.14	43.09	95,501
	06/30/11	01/11/11			11,250	42.02	42.09	89,449
	09/30/11	01/11/11			11,250	35.04	34.55	126,518

(1) These amounts represent target and maximum awards established under our Incentive Compensation Plan. The actual amount of each award authorized for payment by our Compensation Committee in February 2012 is included in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Incentive Compensation Plan are not subject to thresholds, but instead consist of an amount equal to a proportion of that percentage of our Performance Based Income established by our Compensation Committee as our annual performance goal, subject to the target and maximum amounts set forth on the table above. Please read our “Compensation Discussion and Analysis” above, under the heading “Incentive Compensation Awards,” for more information concerning awards under our Incentive Compensation Plan.

(2) These amounts represent awards of SARs granted under our Stock Option Plan. In accordance with its practice, in 2011 our Compensation Committee established an annual award in January authorizing the grant of SARs in four increments over the year. These SARs vest with respect to 25% of the total number of securities underlying each annual award on an annual basis commencing on the anniversary of the date our Compensation Committee took action to authorize the awards. Please read our “Compensation Discussion and Analysis” above, under the heading “Stock-Based Awards,” for more information concerning awards under our Stock Option Plan.

(3) The exercise prices were calculated in accordance with our Stock Option Plan by averaging the high and low sales prices of our Common Stock as traded on The New York Stock Exchange on the business day immediately preceding the grant date.

The following table shows information provided by Diamond Offshore regarding grants to Messrs. A.H. Tisch and J.S. Tisch under Diamond Offshore’s stock option plan during the year ended December 31, 2011.

2011 Grants of Plan-Based Awards
(Diamond Offshore)

All Other
			Option/SAR			Grant
			Awards;			Date Fair
			Number of	Exercise or	Closing	Value of
			Securities	Base Price of	Market Price	Stock and
			Underlying	Option/SAR	on Date of	Option/SAR
Name	Grant Date	Action Date	Options/SARs (1)	Awards (2)	Grant	Awards

A.H. Tisch	07/1/11	04/19/11	500	$70.38	$70.34	$8,922
	10/1/11	04/19/11	500	55.64	54.74	6,487

J.S. Tisch	01/3/11	04/20/10	7,500	66.38	65.69	153,419
	04/1/11	04/20/10	7,500	78.90	78.03	185,006
	07/1/11	04/19/11	7,500	70.38	70.34	133,823
	10/1/11	04/19/11	7,500	55.64	54.74	97,308

(1) These amounts represent awards of SARs granted to Messrs. A.H. Tisch and J.S. Tisch by Diamond Offshore under its stock option plan. In 2011 Diamond Offshore’s board of directors established an annual award in April to its non-management directors, which was granted in four increments over the year. Mr. A.H. Tisch commenced receiving this award after he joined the board in May 2011.  Each SAR reported above vested and became exercisable with respect to 100% of its underlying securities on the date it was granted.

(2) The exercise prices were calculated in accordance with Diamond Offshore’s stock option plan by averaging the high and low sales prices of Diamond Offshore’s common stock as traded on The New York Stock Exchange on the business day immediately preceding the grant date.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan that were outstanding as of December 31, 2011. All awards with expiration dates prior to January 2016 represent stock options, and all awards with expiration dates during or after January 2016 represent SARs.

2011 Outstanding Equity Awards at Fiscal Year-End
(Loews Common Stock)

Option/SAR Awards (1)

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

J.S. Tisch	60,000	0	$19.71	01/30/12
	60,000	0	15.61	01/21/13
	15,000	0	17.36	01/16/14
	15,000	0	19.61	01/16/14
	15,000	0	20.06	01/16/14
	15,000	0	19.43	01/16/14
	15,000	0	23.68	01/20/15
	15,000	0	24.32	01/20/15
	15,000	0	25.91	01/20/15
	15,000	0	30.54	01/20/15
	15,000	0	33.14	01/31/16
	15,000	0	34.18	01/31/16

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

	15,000	0	$34.89	01/31/16
	15,000	0	38.31	01/31/16
	15,000	0	40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	11,250	3,750	49.17	01/08/18
	11,250	3,750	40.34	01/08/18
	11,250	3,750	47.71	01/08/18
	11,250	3,750	38.38	01/08/18
	7,500	7,500	27.00	01/13/19
	7,500	7,500	21.74	01/13/19
	7,500	7,500	27.21	01/13/19
	7,500	7,500	34.64	01/13/19
	3,750	11,250	37.92	01/12/20
	3,750	11,250	37.26	01/12/20
	3,750	11,250	33.12	01/12/20
	3,750	11,250	37.82	01/12/20
	0	15,000	39.81	01/11/21
	0	15,000	43.14	01/11/21
	0	15,000	42.02	01/11/21
	0	15,000	35.04	01/11/21

P.W. Keegan	11,250	0	17.36	01/16/14
	11,250	0	19.61	01/16/14
	11,250	0	20.06	01/16/14
	11,250	0	19.43	01/16/14
	11,250	0	23.68	01/20/15
	11,250	0	24.32	01/20/15
	11,250	0	25.91	01/20/15
	11,250	0	30.54	01/20/15
	11,250	0	33.14	01/31/16
	11,250	0	34.18	01/31/16
	11,250	0	34.89	01/31/16
	11,250	0	38.31	01/31/16
	11,250	0	40.34	01/09/17
	11,250	0	45.75	01/09/17
	11,250	0	51.08	01/09/17
	11,250	0	48.04	01/09/17
	8,437	2,813	49.17	01/08/18
	8,437	2,813	40.34	01/08/18
	8,437	2,813	47.71	01/08/18
	8,437	2,813	38.38	01/08/18
	5,625	5,625	27.00	01/13/19
	5,625	5,625	21.74	01/13/19
	5,625	5,625	27.21	01/13/19
	5,625	5,625	34.64	01/13/19
	2,812	8,438	37.92	01/12/20
	2,812	8,438	37.26	01/12/20
	2,812	8,438	33.12	01/12/20
	2,812	8,438	37.82	01/12/20

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

	0	11,250	$39.81	01/11/21
	0	11,250	43.14	01/11/21
	0	11,250	42.02	01/11/21
	0	11,250	35.04	01/11/21

A.H. Tisch	60,000	0	19.71	01/30/12
	60,000	0	15.61	01/21/13
	15,000	0	17.36	01/16/14
	15,000	0	19.61	01/16/14
	15,000	0	20.06	01/16/14
	15,000	0	19.43	01/16/14
	15,000	0	23.68	01/20/15
	15,000	0	24.32	01/20/15
	15,000	0	25.91	01/20/15
	15,000	0	30.54	01/20/15
	15,000	0	33.14	01/31/16
	15,000	0	34.18	01/31/16
	15,000	0	34.89	01/31/16
	15,000	0	38.31	01/31/16
	15,000	0	40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	11,250	3,750	49.17	01/08/18
	11,250	3,750	40.34	01/08/18
	11,250	3,750	47.71	01/08/18
	11,250	3,750	38.38	01/08/18
	7,500	7,500	27.00	01/13/19
	7,500	7,500	21.74	01/13/19
	7,500	7,500	27.21	01/13/19
	7,500	7,500	34.64	01/13/19
	3,750	11,250	37.92	01/12/20
	3,750	11,250	37.26	01/12/20
	3,750	11,250	33.12	01/12/20
	3,750	11,250	37.82	01/12/20
	0	15,000	39.81	01/11/21
	0	15,000	43.14	01/11/21
	0	15,000	42.02	01/11/21
	0	15,000	35.04	01/11/21

J.M. Tisch	60,000	0	19.71	01/30/12
	60,000	0	15.61	01/21/13
	15,000	0	17.36	01/16/14
	15,000	0	19.61	01/16/14
	15,000	0	20.06	01/16/14
	15,000	0	19.43	01/16/14
	15,000	0	23.68	01/20/15
	15,000	0	24.32	01/20/15
	15,000	0	25.91	01/20/15
	15,000	0	30.54	01/20/15
	15,000	0	33.14	01/31/16
	15,000	0	34.18	01/31/16
	15,000	0	34.89	01/31/16
	15,000	0	38.31	01/31/16

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

	15,000	0	$40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	11,250	3,750	49.17	01/08/18
	11,250	3,750	40.34	01/08/18
	11,250	3,750	47.71	01/08/18
	11,250	3,750	38.38	01/08/18
	7,500	7,500	27.00	01/13/19
	7,500	7,500	21.74	01/13/19
	7,500	7,500	27.21	01/13/19
	7,500	7,500	34.64	01/13/19
	3,750	11,250	37.92	01/12/20
	3,750	11,250	37.26	01/12/20
	3,750	11,250	33.12	01/12/20
	3,750	11,250	37.82	01/12/20
	0	15,000	39.81	01/11/21
	0	15,000	43.14	01/11/21
	0	15,000	42.02	01/11/21
	0	15,000	35.04	01/11/21

D.B. Edelson	22,500	0	24.17	01/20/15
	11,250	0	25.91	01/20/15
	11,250	0	30.54	01/20/15
	11,250	0	33.14	01/31/16
	11,250	0	34.18	01/31/16
	11,250	0	34.89	01/31/16
	11,250	0	38.31	01/31/16
	11,250	0	40.34	01/09/17
	11,250	0	45.75	01/09/17
	11,250	0	51.08	01/09/17
	11,250	0	48.04	01/09/17
	8,437	2,813	49.17	01/08/18
	8,437	2,813	40.34	01/08/18
	8,437	2,813	47.71	01/08/18
	8,437	2,813	38.38	01/08/18
	5,625	5,625	27.00	01/13/19
	5,625	5,625	21.74	01/13/19
	5,625	5,625	27.21	01/13/19
	5,625	5,625	34.64	01/13/19
	2,812	8,438	37.92	01/12/20
	2,812	8,438	37.26	01/12/20
	2,812	8,438	33.12	01/12/20
	2,812	8,438	37.82	01/12/20
	0	11,250	39.81	01/11/21
	0	11,250	43.14	01/11/21
	0	11,250	42.02	01/11/21
	0	11,250	35.04	01/11/21

(1) Each stock option and SAR reported above vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the expiration date reported for such stock option or SAR above.

The following table shows information provided by Diamond Offshore regarding awards granted to Messrs. A.H. Tisch and J.S. Tisch under Diamond Offshore’s stock option plan that were outstanding as of December 31, 2011. All awards listed with expiration dates prior to April 2016 represent stock options, and all awards listed with expiration dates during or after April 2016 represent SARs.

2011 Outstanding Equity Awards at Fiscal Year-End
(Diamond Offshore Common Stock)
Option/SAR Awards (1)

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

A.H. Tisch	500	0	$70.38	07/01/21
	500	0	55.64	10/01/21

J.S. Tisch	1,875	0	22.49	05/18/14
	1,875	0	23.65	07/01/14
	1,875	0	32.78	10/01/14
	1,875	0	39.98	12/31/14
	3,750	0	45.77	04/19/15
	3,750	0	53.60	07/01/15
	3,750	0	61.90	10/03/15
	3,750	0	69.38	12/31/15
	5,625	0	92.67	04/27/16
	5,625	0	83.44	07/03/16
	5,625	0	71.87	10/02/16
	5,625	0	79.77	12/31/16
	7,500	0	81.42	04/02/17
	7,500	0	101.97	07/02/17
	7,500	0	114.21	10/01/17
	7,500	0	144.44	12/31/17
	5,625	1,875	117.36	04/01/18
	5,625	1,875	140.54	07/01/18
	7,500	0	103.02	10/01/18
	7,500	0	58.73	01/01/19
	7,500	0	64.51	04/01/19
	7,500	0	83.57	07/01/19
	7,500	0	95.61	10/01/19
	7,500	0	99.16	01/04/20
	7,500	0	87.65	04/01/20
	7,500	0	61.79	07/01/20
	7,500	0	68.52	10/01/20
	7,500	0	66.38	01/03/21
	7,500	0	78.90	04/01/21
	7,500	0	70.38	07/01/21
	7,500	0	55.64	10/01/21

(1) Each stock option and SAR reported above with an expiration date prior to October 2018 vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the first expiration date reported for stock options or SARs in each calendar year above. Each SAR reported above with an expiration date during or after October 2018, vested and became exercisable with respect to 100% of its underlying securities on the date it was granted.

None of our Named Executive Officers exercised awards granted under our Stock Option Plan or Diamond Offshore’s stock option plan during the year ended December 31, 2011.

Pension Plans

We provide a funded, tax qualified, non-contributory retirement plan for salaried employees, including executive officers (our “Retirement Plan”). Tax qualified retirement plans, such as our Retirement Plan, are subject to limitations under the Internal Revenue Code on the benefits they may provide. Accordingly, we also provide an unfunded, non-qualified, non-contributory Benefit Equalization Plan (our “Benefit Equalization Plan”) which provides for the accrual and payment of benefits which are not available under our Retirement Plan.

Our Retirement Plan is structured as a cash balance plan. A cash balance plan is a form of defined benefit pension plan in which the value of each participant’s benefit is expressed as a nominal cash balance account established in the name of the participant. Under the cash balance plan, we increase each participant’s nominal account annually by a “pay-based credit” based on a specified percentage of annual earnings (based on the participant’s age or years of service) and an “interest credit” based on a specified interest rate, which we set annually for all participants. At retirement or termination of employment, a vested participant is entitled to receive the cash balance account in a lump sum or to convert the account into a monthly annuity. Compensation covered under our Retirement Plan consists of salary paid by us and our wholly owned subsidiaries, other than HighMount, included under the heading “Salary” in the Summary Compensation Table above. In addition, awards under our Incentive Compensation Plan are deemed compensation for purposes of our Benefit Equalization Plan. Pension benefits are not subject to reduction for Social Security benefits or other amounts.

Participants in our Retirement Plan who met certain age and years of service requirements at January 1, 1998 (the year that our Retirement Plan was converted into a cash balance plan) are entitled to a minimum retirement benefit (“Minimum Benefit”) equal to the benefit they would have earned under our Retirement Plan before its conversion to a cash balance plan. This Minimum Benefit is based upon the highest average annual salary during any period of five consecutive years of the ten years immediately preceding retirement and years of credited service with us. The information set forth in the “Pension Benefits” table below with respect to Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch reflects this Minimum Benefit.

We also maintain a supplemental retirement account for each of Messrs. Keegan, J.S. Tisch, A.H. Tisch and J.M. Tisch, pursuant to supplemental retirement agreements with each such individual (“Supplemental Benefit”). We credit each such nominal account annually with the interest credit established under our Retirement Plan, and the accounts of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch with the pay-based credit established under our Retirement Plan. Upon retirement, each such Named Executive Officer will receive the value of his account in the form of an annuity or, subject to certain conditions, in a single lump sum payment.

The following table shows information regarding pension benefits accrued for and paid to each of our Named Executive Officers as of December 31, 2011.

2011 Pension Benefits

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit (1)	Last Fiscal Year

J.S. Tisch	Retirement Plan	34	$1,468,583	$0
	Benefit Equalization Plan	34	18,539,137	0
	Supplemental Benefit		1,020,786	0

P.W. Keegan	Retirement Plan	14	426,295	0
	Benefit Equalization Plan	14	2,343,378	0
	Supplemental Benefit		2,014,812	0

A.H. Tisch	Retirement Plan	38	1,560,349	0
	Benefit Equalization Plan	38	18,019,214	0
	Supplemental Benefit		1,098,068	0

J.M. Tisch	Retirement Plan	32	1,215,891	0
	Benefit Equalization Plan	32	15,899,340	0
	Supplemental Benefit		1,002,611	0

D.B. Edelson	Retirement Plan	6	116,834	0
	Benefit Equalization Plan	6	1,200,273	0

(1) Assuming (a) the later of a normal retirement age of 65 or current age, (b) a discount rate of 4.6% and (c) interest credits of 2.6% for 2012 and later years. Other interest rate and mortality rate assumptions used are consistent with those used in our financial statements.

Deferred Compensation

The following table shows information regarding compensation deferred by Mr. Edelson on a non-qualified basis pursuant to our Deferred Compensation Plan. Under this plan, employees earning in excess of $100,000 per year may defer up to ten percent of their base salaries for a period of not less than three years, or until they are no longer employed by us. Deferred amounts are maintained by us in an interest bearing account. Upon electing to participate in this plan each year, each participating employee must choose the amount to be deferred and the duration of the deferral; whether to receive distributions of deferred amounts in a single payment or in equal annual installments over any period of time up to 15 years; and an interest rate from a selection of short term and long term rates established in accordance with the plan’s requirements. None of our other Named Executive Officers deferred compensation or had outstanding balances during 2011.

2011 Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
Name	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End

D.B. Edelson	$0	$0	$17,415 (1)	$0	$434,908

(1) Represents interest earned in 2011 on Mr. Edelson’s Deferred Compensation Plan account at a combined annual compounded rate of 4.2%.

TRANSACTIONS WITH RELATED PERSONS

It is our policy that any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal shareholders or any of their immediate family members has had or will have a direct or indirect material interest, be reviewed and approved or ratified by our Audit Committee, without the participation of any member who may be involved in the transaction. All such transactions are submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee considered, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us. Our Audit committee reviewed and approved or ratified each of the following 2011 transactions.

TFMG LLC and Walnut Hill Media LLC, entities affiliated with the family of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch, who are the members of our Office of the President, and certain related persons occupy space and utilize certain services and facilities of ours, the cost of which is reimbursed to us. In addition, from time to time Messrs. Tisch and members of their immediate families have chartered our aircraft for personal travel. For the use of our owned aircraft, the charterer pays us at the same rate we charge unaffiliated third parties to charter our aircraft, which rate equals or exceeds our out-of-pocket operating costs. For the use of an aircraft in which we hold a fractional interest, the charterer pays us at a rate equal to our incremental cost. The total amount reimbursed to us in 2011 in connection with the foregoing was approximately $878,000.

Mrs. Joan Tisch, mother of Mr. J.M. Tisch, occupies an apartment at the Loews Regency Hotel pursuant to a lease that was approved by our Audit Committee and entered into in 2001. The lease became effective upon the death of her late husband, Preston R. Tisch, our former Co-Chairman of the Board, in late 2005. The rent is set forth in the lease and adjusts upward each year by an amount equal to the increase in the consumer price index during the prior year. Mrs. Tisch separately pays rent for another room at the hotel in an amount that was determined based on an analysis of market rates for comparable extended stay rentals at the hotel. Mrs. Tisch paid the hotel an aggregate of approximately $802,000 for these rentals in 2011.

Alexander Tisch, son of Mr. A.H. Tisch, is employed as a Director in the Company’s Corporate Development Department. Mr. Tisch, an at-will employee, earned salary and bonus of $550,000 in 2011 and participated in benefit programs available to salaried employees generally. In January 2012, he was granted 7,500 SARs under our Stock Option Plan having terms identical to those applicable to other employees.

Lacey Tisch, daughter of Mr. A.H. Tisch, is employed as a Marketing Communications Associate for Loews Hotels.  Ms. Tisch is an at-will employee, earned a salary of $65,000 in 2011 and participated in benefit programs available to salaried employees generally.

Benjamin Tisch, son of Mr. J.S. Tisch, is employed as a Portfolio Manager in the Company’s Investment Department.  Mr. Tisch, an at-will employee, earned salary and bonus of $1,000,000 for 2011 and participated in benefit programs available to salaried employees generally.

Walter L. Harris, a director of the Company and Chairman of the Company’s Audit Committee, is an executive officer of Alliant. An insurance brokerage firm, Alliant, provides services to Diamond Offshore and insurance company subsidiaries of CNA. Alliant earns commissions for the business it writes for CNA in accordance with commission schedules that are standard to CNA brokerage contracts of this type. Total commissions earned by Alliant on business placed with CNA in 2011 were approximately $4,810,000. In addition, Alliant earned revenues of approximately $802,000 on insurance business placed for Diamond Offshore.

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 2)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our shareholders with an advisory vote to approve Named Executive Officer compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our Named Executive Officers as disclosed under the heading Executive Compensation beginning on page 12 of this Proxy Statement.

The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve the Company’s objectives and create shareholder value. Our executive compensation programs and goals are described in detail in the Compensation Discussion and Analysis and the level of compensation paid to our Named Executive Officers during the last three years is set out in the Summary Compensation Table and related information above. Our Compensation Committee believes that our executive compensation program is effective in achieving our goals.

This advisory vote to approve Named Executive Officer compensation is not binding on our Board of Directors. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, our Board of Directors recommends a vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed under the heading Executive Compensation in the Proxy Statement for the 2012 Annual Meeting of Shareholders.”

APPROVAL OF THE AMENDED AND RESTATED
LOEWS CORPORATION STOCK OPTION PLAN
(Proposal No. 3)

In 2000, our Board of Directors adopted and our shareholders approved our Stock Option Plan.  Our Stock Option Plan was adopted to allow us and our subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve our long term goals and to reward them upon achievement of those goals.  Our Compensation Committee has approved and recommended to our Board and our Board has approved amendments to our Stock Option Plan and directed that our Stock Option Plan, as so amended and restated, be submitted to our shareholders for approval.

As previously noted, our policy has been to maximize the deductibility of compensation to the extent practicable.  Under the Internal Revenue Code the amount of compensation paid to each of certain of our Named Executive Officers which may be deductible by us for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” is not subject to this limitation. For awards under our Stock Option Plan to be considered performance-based under the Internal Revenue Code, our Stock Option Plan, and any material amendments to the Plan, must be approved by the Company’s shareholders. Accordingly, our Board has directed that our Stock Option Plan, as amended and restated as described herein, be submitted to our shareholders for approval at the Annual Meeting.

The only material change to be effected by amending our Stock Option Plan is to increase the number of shares available for the issuance of awards from 12,000,000 to 18,000,000.  The material features of our amended Stock Option Plan are summarized below.  This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of our amended and restated Stock Option Plan which is attached as Exhibit A to this Proxy Statement. If our shareholders do not approve our amended Stock Option Plan, it will not become effective and our Stock Option Plan will continue to be in effect without amendment.

Summary of the Stock Option Plan, as amended

Shares Available for Issuance Under the Plan.  Our Stock Option Plan, as currently in effect, provides for the grant of awards to acquire up to 12,000,000 shares of our Common Stock.

Through March 1, 2012, awards to acquire 11,379,075 shares have been granted under the Stock Option Plan, 3,801,080 shares have been issued upon the exercise of options and stock appreciation rights and only 1,634,536 shares are currently available for issuance upon the exercise of future grants.  If the amended Stock Option Plan is approved by our shareholders, and assuming no currently outstanding awards expire unexercised in the meantime, a total of 7,634,536 shares will be available for the grant of options and stock appreciation rights, representing approximately 1.9% of the outstanding shares of our Common Stock on March 1, 2012.

The fair market value per share of our Common Stock on March 1, 2012 was $39.25.

These shares of Common Stock may consist in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an award which has expired or been canceled or terminated will become available for the granting of additional stock options or stock appreciation rights under our Stock Option Plan.

Administration. Our Stock Option Plan is administered by our Compensation Committee. However, our Board of Directors may designate an alternate committee to administer our Stock Option Plan, or elect to administer our Stock Option Plan directly.  Subject to the terms of our Stock Option Plan, our Compensation Committee has broad authority to administer and interpret the Stock Option Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. Our Compensation Committee also has the authority to accelerate the exercisability and extend the term of an outstanding award. Each member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility. Those persons who are responsible for or contribute to the management, growth or profitability of the businesses of our Company and its subsidiaries may receive awards under our Stock Option Plan. Recipients will be selected from time to time by the Compensation Committee from a pool of all employees and consultants of the Company and its subsidiaries and the non-employee directors of the Company, an estimated 18,250 people. No individual participant may receive options and/or stock appreciation rights to purchase more than 1,200,000 shares of Common Stock during any one calendar year.

Types of Grants. Our Stock Option Plan provides for the award of both incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options (“NQOs”), which do not meet, or are not intended to meet, the requirements of Section 422 of the Internal Revenue Code. (See “Federal Income Tax Consequences,” below.) All of the options which have been granted under the Stock Option Plan are NQOs.  The exercise price for each stock option granted under the Stock Option Plan is determined by our Compensation Committee, but may not be less than 100% of the fair market value of our Common Stock on the date of grant. Our Stock Option Plan expressly prohibits us from decreasing the exercise price of an outstanding option or taking any other action that would be deemed a “repricing” of the option, unless approved by our shareholders.

Our Stock Option Plan also authorizes the award of SARs in tandem with stock options or separately.  SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of Common Stock on the exercise date.  The exercise price of a SAR is determined by the Compensation Committee, but it may not be less than 100% of the fair market value of our Common Stock on the date of grant.  SARs granted in tandem with stock options must have an exercise price equal to the exercise price per share of the related stock options. The exercise of all or a portion of a SAR granted in tandem with a related stock option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.

Vesting and Exercise. Unless otherwise provided by our Compensation Committee at the time of grant or thereafter, each award granted under our Stock Option Plan will vest and become exercisable in four equal annual installments, commencing on the first anniversary of the date of the grant, and shall thereafter remain exercisable for the duration of the term of the award.  It has been the practice of our Compensation Committee to establish an annual award in January authorizing the grant of SARs in four increments over the year. Those SARs awarded to employees vest with respect to 25% of the total number of securities underlying each annual award on an annual basis commencing on the anniversary of the date our Compensation Committee took action to authorize the awards, and those SARs awarded to non-employee directors vest with respect to 100% of the total number or securities underlying each award on the date of grant.

The full exercise price of a stock option is payable at the time of exercise. Our Compensation Committee may permit an award recipient to elect to pay the exercise price of an option by irrevocably authorizing a third party to sell the shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any applicable tax withholding.

Term. Unless otherwise provided by our Compensation Committee, the term of an award to employees and consultants will end on the earliest of: (i) the date the award has been exercised in full; (ii) the date the recipient’s employment or consultancy is terminated for cause or the recipient voluntarily terminates his or her employment or consultancy; (iii) the third anniversary of the recipient’s termination due to death, disability or (if the recipient is an employee) retirement; and (iv) the 90th day after the recipient’s employment or consultancy terminates for any other reason.  Our Compensation Committee has provided that the term of awards to our non-employee directors will end on the earliest of: (i) the date the award has been exercised in full; and (ii) the date the recipient’s directorship is terminated for cause.  Notwithstanding the foregoing, in no event may the term of any award exceed ten (10) years from its date of grant.

Transferability. Awards granted under the Stock Option Plan are not transferable, except by will or the laws of descent and distribution or, in the case of an NQO, to the recipient’s immediate family, if expressly permitted by the Compensation Committee.

Adjustments. In the event of a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, split-up, spin-off, combination or exchange of shares, the Compensation Committee shall make adjustments to preserve the benefits or potential benefits of our Stock Option Plan and outstanding awards. These adjustments may include adjustments to: (i) the number and kind of shares deliverable under our Stock Option Plan; (ii) the number and kind of shares that may be covered by awards granted to any individual recipient; (iii) the number and kind of shares covered by outstanding awards; (iv) the exercise price of outstanding awards; (v) settlement of outstanding awards in cash or Common Stock, and; (vi) other adjustments that our Compensation Committee determines to be equitable.

Amendments and Termination. Our Stock Option Plan is unlimited in duration. Our Board of Directors may, at any time, amend or terminate our Stock Option Plan, provided that no such amendment or termination may adversely affect the rights of any recipient under any award granted under the Stock Option Plan prior to the date of such amendment or termination without the prior written consent of that recipient. Our Stock Option Plan may not be amended without shareholder approval to the extent such approval is required by law or the rules of any exchange on which our Common Stock is traded.

Registration of Common Stock issued under our Stock Option Plan.  12,000,000 shares of Common Stock covered by the Stock Option Plan have been registered under the Securities Act of 1933, as amended.  We intend that the additional 6,000,000 shares of Common Stock covered by the amended Stock Option Plan will also be registered under the Securities Act of 1933, as amended. This registration will, in most cases, permit the unrestricted resale in the public market of shares issued pursuant to our Stock Option Plan.

New Plan Benefits

Except as otherwise described herein, benefits under our Stock Option Plan to the Named Executive Officers and our other executive officers, directors, employees and consultants are not currently determinable because all grants under the Stock Option Plan are discretionary.  The following table sets forth certain information as to SARs our Compensation Committee determined, prior to March 1, 2012, to award during 2012 to each of the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group, provided only that each such recipient maintain his or her position as an executive officer, director or employee of the Company at the time of each such grant.  All grants under our Stock Option Plan have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by recipients.

Name and Position	Dollar Value (1)	Number of Units (2)

J.S. Tisch
Chief Executive Officer, Office of the President, Director	–	60,000

A.H. Tisch
Co-Chairman of the Board, Chairman of the Executive
Committee, Office of the President	–	60,000

J.M. Tisch
Co-Chairman of the Board, Chairman of Loews Hotels,
Office of the President	–	60,000

D.B. Edelson
Senior Vice President	–	45,000

P.W. Keegan
Senior Vice President, Chief Financial Officer	–	45,000

Executive Group	–	450,000

Non-Executive Director Group	–	90,000

Non-Executive Officer Employee Group	–	410,300

(1)  The dollar value of these benefits is not determinable at this time because it is dependent upon the fair market value of our Common Stock on each of the future granting and vesting dates of awards granted.

(2) Number of shares of Common Stock underlying SARs awarded.

Federal Income Tax Consequences.

The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Stock Options.  In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain or loss. The Company generally will be entitled to a deduction in an amount equal to a recipient’s ordinary income in the Company’s taxable year in which the optionee includes that amount in income. The exercise of NQOs is subject to withholding of all applicable taxes.

Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Stock Option Plan and if no disposition of those shares is made by that optionee within two years after the date of grant of the ISO or within one year after the receipt of those shares by that optionee, then: (i) upon a sale of those shares, any amount realized in excess of the exercise price of the ISO will be taxed to that optionee as a long term capital gain and any loss sustained will be a long term capital loss; and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally: (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and; (ii) the Company will be entitled to deduct that amount. Any additional gain or loss recognized by the option holder will be taxed as a short term or long term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as an NQO.

Stock Appreciation Rights.  Upon exercise of a SAR, the holder will recognize ordinary income equal to the value of the shares of Common Stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of SARs is subject to withholding of all applicable taxes.

The Board of Directors recommends a vote FOR Proposal No. 3.

APPROVAL OF THE LOEWS CORPORATION
INCENTIVE COMPENSATION PLAN FOR
EXECUTIVE OFFICERS
(Proposal No. 4)

As previously noted, our policy has been to maximize the deductibility of compensation to the extent practicable.  Our Incentive Compensation Plan is designed to qualify the amounts paid under its terms to each of our Named Executive Officers as performance-based under the Internal Revenue Code.  Accordingly, in 1996 we adopted, and our shareholders approved, our Incentive Compensation Plan. The Internal Revenue Code further requires that the Incentive Compensation Plan be reapproved by the Company’s shareholders every five years.  Accordingly, our Board has directed that our Incentive Compensation Plan be submitted to our shareholders for approval at the Annual Meeting.

The material features of the Incentive Compensation Plan, as amended and restated to date, are summarized below.  This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan which is attached as Exhibit B to this Proxy Statement.

Summary of the Incentive Compensation Plan, as Amended

Eligibility.  All executive officers of the Company (currently nine persons) are eligible to participate in the Incentive Compensation Plan. The Compensation Committee has the sole authority to designate which executive officers are to participate in the Incentive Compensation Plan.

Designation of Awards.  Within the first 90 days of each calendar year (the “Designation Period”), the Committee may designate one or more executive officers of the Company (each, a “Participant”) to participate in the Incentive Compensation Plan for specified calendar years (each, a “Performance Period”).  The Committee may designate awards for up to three future Performance Periods (a “Multiple Award Period”).

Prior to the end of the Designation Period for a Performance Period, the Committee will designate a percentage of our Performance Based Income for that Performance Period and will allocate to each Participant a percentage of the Performance Based Income for that Performance Period on which the Participant’s award will be based.  When establishing a Participant allocation of Performance Based Income, the Committee is also required to set a cap, or maximum amount, on the amount which may be payable to each Participant for any performance period even if the actual amount of Performance Based Income would result in a higher amount.  In addition, the Committee may set a lesser target amount for a Participant.

Performance Based Income is the consolidated net income of the Company for the applicable Performance Period as adjusted by the Committee, in its sole discretion, to take into account specified objective factors that may impact our business or the business of any of our subsidiaries as the Committee, in the exercise of its judgment, deems reasonable and appropriate to exclude or include.  Among other things, the Committee may take into account realized and unrealized gains and losses, the impact of accounting changes, the impact of acquisitions and dispositions of a business or asset, charges relating to the disposition by judgment or settlement of material litigation, charges relating to reserve strengthening and adverse dividend or premium development associated with prior accident years, the impact of catastrophe and other extraordinary items and events, and the impact of changes in legislation or regulation.

In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee will allocate on behalf of each Participant a percentage of Performance Based Income for each Performance Period within the Multiple Award Period, or, in the alternative, an aggregate formula for the later Performance Periods within the Multiple Award Period based on the total of assigned percentages of Performance Based Income for the then current and the prior Performance Periods included in the Multiple Award Period.  The Committee may make an award for a Performance Period to a Participant who has received an award for a Multiple Award Period which includes that Performance Period, provided that this is done prior to the end of the Designation Period for that Performance Period.

Maximum Award.  The maximum amount payable under the Incentive Compensation Plan to any Participant is $10 million for each year in the Performance Period.

Reduction of Awards.  At the time that an award is allocated to a Participant, the Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a Participant below the percentage of Performance Based Income allocated to such Participant.  This so-called “negative discretion” may be applied by the Committee, in its discretion, at the time Performance Based Income for the applicable Performance Period has been determined.

Deferral of Payments.  Subject to the applicable provisions of the Internal Revenue Code, including the limitations on nonqualified deferred compensation under Section 409A of the Internal Revenue Code, the Committee may, in its discretion, permit Participants to elect to defer payment of all or part of any award, together with interest accrued from the originally scheduled payment date.

Termination of Employment.  If any Participant ceases to be employed by us or our subsidiaries prior to the end of a Performance Period (other than due to retirement, death or disability), that Participant will not be eligible to receive a bonus award for that Performance Period unless the Committee determines otherwise.  Participants who cease to be employed by us or our subsidiaries prior to the end of a Performance Period due to retirement, death or disability will receive an award prorated to the date of cessation of employment.

Amendments and Termination.  The Committee may amend the Incentive Compensation Plan at any time, provided that changes may be made only if they are consistent with the provisions of the Internal Revenue Code and do not adversely affect our ability to deduct the compensation which may be paid pursuant to the Incentive Compensation Plan for federal income tax purposes.  The Committee may also amend the Incentive Compensation Plan as it deems necessary or appropriate to comply with any applicable provisions of the Internal Revenue Code. No amendment that requires shareholder approval under the Internal Revenue Code may be made without that approval.  Our Board of Directors may terminate the Incentive Compensation Plan at any time.

New Plan Benefits

Because awards under the Incentive Compensation Plan are based upon Performance Based Income, the amount of any awards that may be payable to Participants for 2012 cannot currently be determined.  However, as noted above, there is a maximum award for any Participant in any Performance Period.  The following table sets forth certain information as to awards granted for 2011 under the Incentive Compensation Plan to each of the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group. All awards under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to us or any of our subsidiaries by recipients.

Name and Position	Dollar Value	Number of Units

J.S. Tisch
Chief Executive Officer, Office of the President, Director	$2,975,000	–

A.H. Tisch
Co-Chairman of the Board, Chairman of the Executive
Committee, Office of the President	2,385,000	–

J.M. Tisch
Co-Chairman of the Board, Chairman of Loews Hotels,
Office of the President	2,385,000	–

D.B. Edelson
Senior Vice President	2,750,000	–

P.W. Keegan
Senior Vice President, Chief Financial Officer	1,910,000	–

Executive Group	17,140,000	–

Non-Executive Director Group	0	–

Non-Executive Officer Employee Group	0	–

The Board of Directors recommends a vote FOR Proposal No. 4.

RATIFICATION OF THE APPOINTMENT
OF OUR INDEPENDENT AUDITORS
(Proposal No. 5)

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent auditors for 2012. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our shareholders at the meeting. Even if this selection is ratified by our shareholders at the meeting, our Audit Committee may at its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the selection of Deloitte & Touche LLP, our Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the meeting to answer appropriate questions and, if they choose to do so, to make a statement.

Audit Fees and Services

The following table shows fees billed by Deloitte & Touche LLP and its affiliates for professional services rendered to us and our subsidiaries in 2011 and 2010, by category as described in the notes to the table.

	2011	2010
	(in thousands)

Audit Fees (1)	$17,310	$17,728
Audit Related Fees (2)	940	679
Tax Fees (3)	130	64
All Other Fees (4)	480	766

Total	$18,860	$19,237

(1) Includes the aggregate fees and expenses for the audit of our annual financial statements and internal control over financial reporting and the reviews of our quarterly financial statements.

(2) Includes the aggregate fees and expenses for services that were reasonably related to the performance of the audit or reviews of our financial statements and not included under “Audit Fees” above, including, principally, consents and comfort letters and the audit of employee benefit plans.

(3) Includes the aggregate fees and expenses for tax compliance and tax planning services.

(4) Includes the aggregate fees and expenses for products and services, other than those services described above and related to consulting services.

Auditor Engagement Pre-Approval Policy

In order to assure the continued independence of our independent auditors, currently Deloitte & Touche LLP, our Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services performed by our independent auditors. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte & Touche LLP must be specifically pre-approved by our Audit Committee, or a designated committee member to whom this authority has been delegated. Our Audit Committee, or a designated member, pre-approves all engagements by us and our subsidiaries, other than CNA, Diamond Offshore and Boardwalk Pipeline, for services of Deloitte & Touche LLP, including the terms and fees thereof, and our Audit Committee has concluded that all such engagements have been compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditors. Engagements of Deloitte & Touche LLP by CNA, Diamond Offshore and Boardwalk Pipeline are reviewed and approved by the independent audit committees of those subsidiaries pursuant to pre-approval policies adopted by those committees.

The Board of Directors recommends a vote FOR Proposal No. 5.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed as proxies.

We will bear all costs in connection with the solicitation of proxies for the meeting. We intend to request brokerage houses, custodians, nominees and others who hold our voting stock in their names to solicit proxies from the persons who beneficially own such stock, and we will reimburse these brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses. We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies for us, at an anticipated cost of approximately $8,500. In addition to the use of the mails, solicitation may be made by Innisfree or our employees personally or by telephone, facsimile, over the Internet, by e-mail or by other electronic transmission.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2012

This Proxy Statement, our 2011 Annual Report on Form 10-K and the proxy card are available at www.loews.com/reports.

Communications with Us by Shareholders and Others

If you or any other interested party wishes to communicate directly with our Lead Director, other non-management directors or our Board as a whole, you or the other interested party may do so by writing to our Corporate Secretary. All communications will be delivered to the director or directors to whom they are addressed.

If you wish to propose an individual to be considered by our Nominating and Governance Committee for possible recommendation to our Board of Directors, you must do so by writing to our Corporate Secretary. Your recommendation must include the candidate’s name, a brief biographical description, a statement of the candidate’s qualifications, a description of any relationship between the candidate and either the recommending shareholder or the Company, and the candidate’s signed consent to serve as a director, if elected. We must receive your recommendations for director nominees for our 2013 Annual Meeting not later than October 1, 2012.

If you wish to nominate an individual for election as a director at our 2013 Annual Meeting, you must provide notice of your intention to do so by writing to our Corporate Secretary. Your notice must include the nominee’s name, age, business and residence addresses, principal occupation or employment, ownership interests in our securities, and any other information which would be required to be disclosed with respect to that nominee in connection with a solicitation of proxies for the election of directors. It must also include your name and address, ownership interests in our securities, a description of any arrangement or understanding between you and the nominee or any other person under which the nomination is being made, your representation that you intend to attend the 2013 Annual Meeting to nominate the nominee in person, and any other information which would be required to be disclosed with respect to you in connection with a solicitation of proxies for the election of directors. Your notice must be accompanied by a written consent of the nominee to being named as a nominee and to serve as a director, if elected. We must receive your notice not earlier than January 8, and not later than February 7, 2013.

If you wish to submit a proposal for our 2013 Annual Meeting, it must be received by us not later than November 26, 2012 in order to be included in our proxy materials. In order for any proposal by you made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of that act, it must be received by us not later than February 9, 2013. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for next year’s annual meeting may confer discretionary authority to us to vote on that proposal. Your proposals should be addressed to our Corporate Secretary.

If you wish to obtain directions to our 2012 Annual Meeting of Shareholders, you may do so by writing to our Corporate Secretary.

You should address all communications directed to our Corporate Secretary regarding the matters discussed above to Loews Corporation, 667 Madison Avenue, New York, New York  10065-8087.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated: March 26, 2012

PLEASE SUBMIT YOUR PROXY
TO VOTE YOUR SHARES PROMPTLY

Exhibit A

LOEWS CORPORATION
STOCK OPTION PLAN

Section 1.  General

1.1           Purpose.  The Loews Corporation Stock Option Plan (the “Plan”) has been established by Loews Corporation (the “Company”) to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long term Company goals, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.

1.2           Operation and Administration.  The operation and administration of the Plan shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

Section 2.  Options

2.1           Option Grant.  The Committee may grant Options in accordance with this Section 2.

2.2           Definitions.  The grant of an “Option” permits the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to be an “incentive stock option” described in section 422(b) of the Code and does in fact satisfy the requirements of that section. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code, or that fails to satisfy the requirements of that section.

2.3           Exercise Price.  The “Exercise Price” of each Option shall be established by the Committee or determined by a method established by the Committee at the time the Option is awarded and set forth in the applicable Award certificate, and shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.  In no event may any Option granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Option with a lower Exercise Price, or otherwise be subject to any action that would be treated as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

2.4           Vesting and Exercise.  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

(a)
Unless otherwise provided by the Committee at the time of grant or thereafter, each Option shall vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and shall thereafter remain exercisable during the Term.

(b)
Unless otherwise provided by the Committee at the time of grant or thereafter, the Term of each Option shall end on the earliest of (1) the date on which such Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the three-year anniversary of the date on which the Participant experiences a Termination due to death,  Disability or Retirement, and (4) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Option. Except as otherwise determined by the Committee at the time of grant or thereafter, upon the occurrence of a Termination of a Participant for any reason other than death, Disability or Retirement, the Term of all outstanding Options held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Options shall be forfeited immediately and upon the occurrence of a Termination of a Participant due to death, Disability or Retirement, all unvested outstanding Options held by the Participant which have been granted and as to which the Exercise Price has been fixed (i.e., an actual price has been set) shall immediately vest as of the date of such Participant’s Termination.  However, the Committee may, in its sole discretion, accelerate the vesting of any

1

Option and/or extend the exercise period of any Option (but not beyond the ten-year anniversary of the grant date).

(c)
An Option may be exercised and the underlying shares purchased in accordance with this Section 2 at any time after the Option with respect to those shares vests and before the expiration of the Term. To exercise an Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

(d)
The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph (d), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Committee may accept. The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in an Award Certificate. In addition, if approved by the Committee, payment, in full or in part, may also be made by authorizing the Company to withhold shares of Stock otherwise issuable upon the exercise of the Option having a Fair Market Value equal to the Exercise Price of the portion of the Option being exercised.

Section 3.  Stock Appreciation Rights

3.1           Types and Nature of Stock Appreciation Rights.  A “Stock Appreciation Right” is the right to receive an amount equal in value to the excess, if any, on the date of exercise, of the Fair Market Value of a share of Stock over the Exercise Price of the Stock Appreciation Right.  Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option.  Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the Fair Market Value of one share of Stock over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised.  As determined by the Committee, the applicable Award Certificate shall specify whether such payment is to be made in cash or Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

3.2           Tandem SARs.  A Tandem SAR may be granted on the grant date of the related Option or, in the case of a related NQO, at any time after the grant date thereof while the related NQO remains outstanding.  A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of Section 2, and shall at all times have the same Exercise Price as the related Option.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

3.3           Exercise Price.  The “Exercise Price” of each Free-Standing SAR shall be established by the Committee or determined by a method established by the Committee at the time the SAR is awarded and set forth in the applicable Award Certificate, and shall not be less than 100% of the Fair Market Value of a share of Stock on the applicable grant date.  In no event may any Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower Exercise Price, or otherwise be subject to any action that would be treated as a “repricing” of such Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

3.4           Term.  Unless otherwise provided by the Committee at the time of grant or thereafter, the Term of each Free-Standing SAR shall end on the earliest of (1) the date on which such Free-Standing SAR has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the three-year anniversary of the date on which the Participant experiences a Termination due to death, Disability or Retirement, and (4) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Free-Standing SAR. Except as otherwise determined by the

2

Committee at the time of grant, upon the occurrence of a Termination of a Participant for any reason other than death, Disability or Retirement, the Term of all outstanding Free-Standing SARs held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Free-Standing SARs shall be forfeited immediately, and upon the occurrence of a Termination of a Participant due to death, Disability or Retirement, all unvested outstanding Stock Appreciation Rights held by such Participant which have been granted and as to which the Exercise Price has been fixed (i.e., an actual price has been set) shall immediately vest as of the date of such Participant’s Termination.  However, the Committee may, in its sole discretion, accelerate the vesting of any Stock Appreciation Right and/or extend the exercise period of any Stock Appreciation Right (but not beyond the ten-year anniversary of the grant date).

3.5           Vesting and Exercise.  Except as otherwise provided herein, Free-Standing SARs shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Certificate.

Section 4.  Operation and Administration

4.1           Effective Date.   The Plan is effective as of January 18, 2000 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options or Stock Appreciation Rights under it are outstanding.

4.2           Shares Subject to Plan.  The shares of Stock for which Options and Stock Appreciation Rights may be granted under the Plan shall be subject to the following:

(a)
The shares of Stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)
Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 18,000,000 shares of Stock.

(c)
To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)
Subject to Section 4.2(e), the maximum number of shares that may be covered by Options and/or Stock Appreciation Rights granted to any one individual during any one calendar year period shall be 1,200,000 shares.

(e)
In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall  make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Options and/or Stock Appreciation Rights. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in Sections 4.2 (b) and (d); (iii) adjustment of the number and kind of shares subject to outstanding Options and Stock Appreciation Rights; (iv) adjustment of the Exercise Price of outstanding Options and Stock Appreciation Rights; (v) settlement in cash or Stock in an amount equal to the excess of the value of the Stock subject to such Options and Stock Appreciation Rights over the aggregate Exercise Price of such Options and Stock Appreciation Rights; and (vi) any other adjustments that the Committee determines to be equitable. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final.

4.3           General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the

3

Securities Act of 1933 and Code Section 409A), and the applicable requirements of any securities exchange or similar entity.

(b)
To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4           Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan shall be conditioned on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that surrender of shares may be used only to satisfy the minimum withholding required by law.

4.5           Grant and Use of Options.  In the discretion of the Committee, more than one Option and/or Stock Appreciation Right may be granted to a Participant. Options and Stock Appreciation Rights may be granted as alternatives to or replacements of Options and Stock Appreciation Rights granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the foregoing, the assumption by the Company of options in connection with the acquisition of a business or other entity and the conversion of such options into options to acquire Stock shall not be treated as a new grant of Options under the Plan unless specifically so provided by the Committee.

4.6           [Reserved]

4.7           Code Section 409A.

(a)
It is the intention of the Company that no grant of Options or Stock Appreciation Rights shall be “deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all grants of Options and Stock Appreciation Rights shall be interpreted accordingly.

(b)
The terms and conditions governing any grants of Options and Stock Appreciation Rights that the Committee determines will be subject to Code Section 409A shall be set forth in writing, and shall comply in all respects with Code Section 409A.

4.8           Other Plans.  Amounts payable under this Plan shall not be taken into account as compensation for purposes of any other employee benefit plan or program of the Company or any of its Subsidiaries, except to the extent otherwise provided by such plans or programs, or by an agreement between the affected Participant and the Company.

4.9           Heirs and Successors.  The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

4.10           Transferability.  Options and Stock Appreciation Rights granted under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of a Free-Standing SAR or NQO and any associated Tandem SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Award Certificate under the Plan have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Certificate and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant to receive benefits

4

under the Company’s group term life insurance plan or such other person or persons as the Participant may designate by notice to the Company. If a deceased Participant fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under the Award Certificate or before the complete distribution of benefits to the Designated Beneficiary under the Award Certificate, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options and Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant or any person to whom such Option or Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the term Participant shall include such transferee for purposes of the exercise provisions contained herein.

4.11           Notices.  Any written notices provided for in the Plan or under any Award Certificate shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notice and communications shall be effective when actually received by the addressee. Notices shall be directed, if to the Participant, at the Participant’s most recent address indicated in the personnel records of the Company, or if to the Company, at the Company’s principal executive office to the attention of the Company’s Secretary.

4.12           Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.

4.13           Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

(b)
The Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of, or as a director or consultant to, the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

4.14           Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15           Laws Applicable to Construction.  The interpretation, performance and enforcement of this Plan and all Award Certificates shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

4.16           Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 5.  Committee

5.1           Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”). In addition, the Board may exercise any power given to the Committee under the Plan.

5

5.2           Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Options and/or Stock Appreciation Rights, to determine the grant date of, the number of shares subject to and the Exercise Price of those Options and Stock Appreciation Rights, to establish all other terms and conditions of such Options and Stock Appreciation Rights, and (subject to the restrictions imposed by Section 6) to cancel or suspend Options and Stock Appreciation Rights.

(b)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)
In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3           Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4           Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, engagement, Termination, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 6.  Amendment and Termination

The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option or Stock Appreciation Right granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(e) shall not be subject to the foregoing limitations of this Section 6.

Section 7.  Defined Terms

As used in this Plan, the following definitions shall apply:

(a)
Award Certificate.  The term “Award Certificate” shall mean a written certificate setting forth the terms and conditions of an Option or Stock Appreciation Right, in such form as the Committee may from time to time prescribe.

(b)	Board. The term “Board” means the Board of Directors of the Company.

(c)
Cause.  The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Committee. The Committee shall, unless

6

otherwise provided in an Award Certificate or employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(d)
Code.  The term “Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(e)	Committee. The term “Committee” shall have the meaning set forth in Section 5.1.

(f)	Company. The term “Company” shall have the meaning set forth in Section 1.1.

(g)	Designated Beneficiary. The term “Designated Beneficiary” shall have the meaning set forth in Section 4.10.

(h)
Disability.  The term “Disability” shall mean, unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Certificate to which the Participant is a party, or (2) if there is no such Award Certificate or it does not define “Disability,” permanent and total disability as determined under the Company’s long term disability plan applicable to the Participant.

(i)	Effective Date. The term “Effective Date” shall have the meaning set forth in Section 4.1.

(j)
Eligible Grantee.  The term “Eligible Grantee” shall mean any individual who is employed on a full-time or part-time basis, or who serves as a consultant to, by the Company or a Subsidiary and any non-employee director of the Company. An Option or Stock Appreciation Right may be granted to an individual in connection with such individual’s hiring or engagement prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Grantee upon his hiring or engagement, and further provided that such Options and/or Stock Appreciation Rights shall not become vested prior to the date the individual first performs such services.

(k)	Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.3 and 3.3 as applicable.

(l)
Fair Market Value.  The “Fair Market Value” of a share of Stock, as of any given date, shall mean, unless otherwise determined by the Committee, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ.

(m)	Free-Standing SAR. The term “Free-Standing SAR” shall have the meaning set forth in Section 3.1.

(n)	ISO. The term “ISO” shall have the meaning set forth in Section 2.2.

(o)	[Reserved]

(p)	NQO. The term “NQO” shall have the meaning set forth in Section 2.2.

(q)	Option. The term “Option” shall have the meaning set forth in Section 2.2.

(r)	Plan. The term “Plan” shall have the meaning set forth in Section 1.1.

(s)
Retirement.  The term “Retirement” shall mean retirement from active employment with the Company pursuant to any retirement plan or program of the Company or any Subsidiary in which the Participant participates. A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

(t)	Stock. The term “Stock” shall mean shares of common stock of the Company.

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(u)	Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 3.1.

(v)	Subsidiary. The term “Subsidiary” means any business or entity in which at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.

(w)	Tandem SAR. The term “Tandem SAR” shall have the meaning set forth in Section 3.1.

(x)
Term.  The term “Term” shall mean the period beginning on the date of grant of an Option or Stock Appreciation Right and ending on the date the Option or Stock Appreciation Right expires pursuant to the Plan and the relevant Award Certificate.

(y)
Termination.  A Participant shall be considered to have experienced a Termination if he or she ceases, for any reason, to be an employee, consultant or non-employee director of the Company or any of its Subsidiaries, including, without limitation, as a result of the fact that the entity by which he or she is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company.

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Exhibit B

LOEWS CORPORATION
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

Section 1.  Purpose of the Plan

The purpose of the Loews Corporation Incentive Compensation Plan for Executive Officers (the “Plan”) is to provide a means of rewarding certain executive officers of Loews Corporation (the “Corporation”) who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation for federal income tax purposes.

Section 2.  Administration of the Plan

The administration of this Plan shall be vested in the Compensation Committee of the Board of Directors of the Corporation, or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”), which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, as they may from time to time be in effect (the “Regulations”)). No member of the Committee shall be entitled to participate in this Plan.

Section 3.  Participation in the Plan

Executive officers of the Corporation shall be eligible to participate in this Plan. Within the period specified in Section 162(m) of the Code and the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the “Designation Period”), the Committee may designate one or more such executive officers of the Corporation (each, a “Participant”) who shall participate in this Plan for the Performance Period or the Multiple Award Period (as those terms are defined in Section 6 below).

Section 4.  Performance Goals

Prior to the end of the Designation Period for a Performance Period, the Committee shall designate in writing a percentage of the Corporation's Performance Based Income (as defined below) for such Performance Period.  In the event of a Multiple Award Period, prior to the end of the Designation Period for the first Performance Period in the Multiple Award Period the Committee shall designate a percentage of Performance Based Income for each of the subsequent Performance Periods in the Multiple Award Period.  The percentage for a subsequent Performance Period may be increased at any time prior to the end of the Designation Period for such Performance Period.  As used herein, “Performance Based Income” shall mean, for each Performance Period, the consolidated net income of the Corporation and its subsidiaries, as reported in the Corporation's Consolidated Statement of Operations for such Performance Period, as adjusted by the Committee, in its sole discretion, prior to the end of the relevant Designation Period, to take into account such specified objective factors that may impact the Company's business generally, or the business of any of the Company's consolidated subsidiaries, as the Committee in the exercise of its judgment deems reasonable and appropriate to exclude or include in the computation of consolidated net income, including, without limitation, realized and unrealized gains and losses, the impact of accounting changes, the impact of acquisitions and dispositions of a business or asset, charges relating to the disposition by judgment or settlement of material litigation, charges relating to reserve strengthening and adverse dividend or premium development associated with prior accident years, the impact of catastrophes and other extraordinary items and events, and the impact of changes in legislation or regulation.

Section 5.  Awards to Participants

Prior to the end of the Designation Period for a Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a percentage of Performance Based Income on which such Participant's award will be based, and may, in its discretion, determine to reserve the discretion (“Negative Discretion”) to reduce the amount payable to the Participant below the designated percentage of Performance Based Income. In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee shall allocate in writing, on behalf of each Participant, a percentage of Performance Based Income for each of the Performance Periods in

1

the Multiple Award Period or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned percentages of Performance Based Income for the then current and the prior Performance Periods included in the Multiple Award Period. In no event shall the sum of the percentages allocated to Participants exceed the percentage determined in Section 4 for any Performance Period, nor shall any exercise of Negative Discretion with respect to one Participant increase the amount payable to any other Participant.  In no event shall overlapping Performance Periods or Multiple Award Periods be established for a Participant. The Committee shall set a maximum amount payable (the “Cap”) for each Participant for each Performance Period and may set a lesser target amount for each such Participant for each Performance Period, provided, however, that the Cap shall not exceed $10,000,000 per year or a pro rata portion thereof for Performance Periods which are greater or less than one year.

Section 6.  Performance Period

The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive awards under this Plan.  Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year.  In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year).  Furthermore, the Committee may designate Participants for future Performance Period awards (a “Multiple Award Period”).

Section 7.  Payment of Bonus Awards Under the Plan

(a)
Following the completion of each Performance Period, the Committee shall certify in writing (i) the amount, if any, of Performance Based Income for such Performance Period and (ii) the bonus awards that are consequently payable to the Participants according to the pre-established formulae.

(b)
Except as provided in Section 8 of this Plan, each Participant shall receive payment, subject to all required tax withholdings, of his or her bonus award as soon as practicable following the determination of the amount of such award, and in any event within two and one-half (2-½) months following the end of the calendar year in which the Performance Period ends.

Section 8.  Deferral of Payment of Awards

Subject to applicable provisions of the Code (including but not limited to Section 409A of the Code) and the Regulations (and any applicable Notices), the Committee, in its discretion, may allow any Participant, on such terms and conditions as the Committee may determine, to elect to defer payment of all or part of any award which such Participant might earn with respect to a Performance Period (together with interest thereon from the date as of which the award would have been paid but for such Participant's election to defer payment at the rate, if any, fixed by the Committee) by complying with such procedures as the Committee may from time to time prescribe.

Section 9.  Separation From the Corporation and Its Subsidiaries

(a)
Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period, other than due to retirement under any retirement plan maintained by the Corporation or any of its subsidiaries under which such Participant is covered, death or disability (as defined in any disability plan of the Corporation or any of its subsidiaries applicable to the Participant), shall not be eligible to receive a bonus award for the Performance Period in which such termination of employment occurs; provided, that the Committee may, in its sole discretion, determine that such a Participant shall receive a bonus award which is prorated to the date of cessation of employment but based upon Performance Based Income for the entire Performance Period.

(b)
Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period due to retirement under any retirement plan maintained by the Corporation or any of its subsidiaries under which such Participant is covered, death or disability (as defined in any disability plan of the Corporation or any of its subsidiaries applicable to the Participant) shall receive a bonus award which is prorated to the date of cessation of employment, but based upon Performance Based Income for the entire Performance Period.

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(c)
Any Participant may designate in writing the beneficiary of the unpaid amount of a bonus award (including the amount of any bonus award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant's estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

Section 10.  Amendments

The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation to deduct the compensation which may be paid pursuant to this Plan for federal income tax purposes.  The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or the Regulations (and any applicable IRS guidance thereunder) in relation to the ability to defer award payments in a manner that will avoid the application of Section 409A(a)(1) of the Code to such payments.  The Committee may also amend this Plan as it deems necessary or appropriate to comply with any other applicable provisions of the Code or the Regulations (and any applicable Notices) in relation to the ability to defer award payments.  If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

Section 11.  Termination

The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Plan plus any interest thereon.

Section 12.  Miscellaneous

(a)
Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in this Plan or to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

(b)	This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

(c)	A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 9(c) hereof and any attempted sale, transfer or assignment shall be null and void.

(d)	This Plan shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

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Address Change/Comments: Please provide any address changes or comments to our investor contact by e-mail at IR@loews.com or by phone at 212-521-2788.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

LOEWS CORPORATION
Annual Meeting of Shareholders
May 8, 2012 11:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Gary W. Garson, Peter W. Keegan and Kenneth J. Zinghini, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of LOEWS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 A.M., New York City time on May 8, 2012, at the Loews Regency Hotel, 540 Park Avenue, New York, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

LOEWS CORPORATION 667 MADISON AVENUE NEW YORK, NY 10065-8087 ATTN: INVESTOR RELATIONS	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOEWS CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain

	1a.	Lawrence S. Bacow	☐	☐	☐

	1b.	Ann E. Berman	☐	☐	☐			For	Against	Abstain

	1c.	Joseph L. Bower	☐	☐	☐	2.	Approve, on an advisory basis, executive compensation	☐	☐	☐

	1d.	Charles M. Diker	☐	☐	☐	3.	Approve the amended and restated Loews Corporation	☐	☐	☐
Stock Option Plan
	1e.	Jacob A. Frenkel	☐	☐	☐
						4.	Approve the Loews Corporation Incentive Compensation	☐	☐	☐
	1f.	Paul J. Fribourg	☐	☐	☐		Plan for Executive Officers

	1g.	Walter L. Harris	☐	☐	☐	5.	Ratify Deloitte & Touche LLP as independent auditors	☐	☐	☐

	1h.	Philip A. Laskawy	☐	☐	☐	NOTE: Such other business as may properly come before the
meeting or any adjournment thereof.
	1i.	Ken Miller	☐	☐	☐

	1j.	Gloria R. Scott	☐	☐	☐

	1k.	Andrew H. Tisch	☐	☐	☐

	1l.	James S. Tisch	☐	☐	☐

	1m.	Jonathan M. Tisch	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date